 Exhibit (c)-(2)

Project Haven DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE JUNE 12, 2020 PRELIMINARY AND CONFIDENTIAL | SUBJECT TO FURTHER REVIEW AND REVISION

Preliminary and Confidential | Subject to Further Review and Revision Table of Contents 2 Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 Core Business 33 Zhuan Zhuan & ZLJ 39 4. Appendices 44 Recent Transactions & Implied Valuations of Selected LT Investments 45 Additional US - Listed Chinese Internet Companies Information 51 Additional Classifieds Companies Information - Illustrative Only 59 Glossary 68 5. Disclaimer 70

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 5. Disclaimer 70

Executive Summary
Situation Overview

- 58.com Inc. (NYSE: WUBA) ("58.com" or the "Company") is a publicly traded company that operates online marketplaces in China with a market capitalization of ~$7.8 billion as of June 9, 2020. The Company operates, through multiple platforms, online classifieds marketplaces across the following content categories: housing and real estate, jobs, yellow page local services, automobiles and used goods.
- On April 2, 2020, the Company received a preliminary non-binding proposal from Ocean Link Partners Limited ("Ocean Link"), an affiliate of General Atlantic Service Company, L.P. (collectively with any affiliates, "General Atlantic"), to acquire all of the outstanding ordinary shares of the Company, including Class A ordinary shares represented by American depositary shares ("ADSs", each representing two Class A ordinary shares), for $27.50 in cash for each Class A or Class B ordinary share, or $55.00 in cash for each ADS (the "Initial Proposal").
- On April 20, 2020, the Company announced that its Board of Directors (the "Board") had formed a special committee (the "Special Committee") consisting of two independent directors to evaluate and consider the Initial Proposal or any alternative strategic option that the Company may pursue. Fenwick & West LLP is Special Committee counsel.
- On April 30, 2020, the Company received a revised preliminary non-binding proposal with an enlarged buyer group from Warburg Pincus Asia LLC ("Warburg Pincus"), General Atlantic Singapore Fund Pte. Ltd. (General Atlantic), Ocean Link and Mr. Jinbo Yao, chairman of the Board and Chief Executive Officer of the Company (the "Chairman"), to acquire all of the outstanding ordinary shares of the Company, including Class A ordinary shares represented by ADSs, for $27.50 in cash per ordinary share, or $55.00 in cash per ADS (the "Proposal").

Source: Company management, public filings, Capital IQ.

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 4

Summary of 58.com Businesses & Investments

Summary of Organizational Structure and Preliminary Analytical Approaches



A Established Businesses
B Consolidated Incubated New Businesses
C Deconsolidated Incubated New Businesses
D Other LT Investments
58.com Inc.
(NYSE:WUBA)
"Core Business"1
"Zhuan Zhuan and ZLJ"
Prelim. Selected Companies Analysis and Prelim. Discounted Cash Flow Analysis
Core Business Long-Term Investments
Implied Value From Recent Transactions & Book Value
Prelim. Selected Companies Analysis and Prelim. Discounted Cash Flow Analysis
100.0%
A 58
Real Estate, Jobs, Automotive, Used Goods, Yellow Pages & Local Services
A 赶集网 Ganji
Real Estate, Jobs, Automotive, Used Goods, Yellow Pages & Local Services
B 58 Town
Real Estate, Jobs, Automotive, Used Goods, Yellow Pages & Local Services
A Anjuke
Real Estate
A ChinaHR
Jobs
A Jia Xiao Yi Dian Ton
Automotive
A Mobile Apps for Business Users
C 58到家 58 Home
~68.8%
~81.9%
~56.4%
58 Daojia
快狗 58 Freight
8.0%
Che Hao Duo C
瓜子 Guazi
毛豆 Mao Dou
~8.3%
5i5j D
NA
D Tujia
NA
Sweetome D
65%2
D Ai Fang
NA
Investees A-G D
NA
D Other3
~46.9%
B Zhuan Spirit Holdings Limited
100.0%
100.0%
转转 Zhuan Zhuan
Shenzhen Wanshifu Technology (Zhaoliangji app)
("ZLJ")

Source: Company management and public filings.

Note: The organizational structure above is simplified for illustrative purposes and not intended to reflect the entire ownership structure of the Company.

1. The Company's interest in Golden Pacer, the convertible note issued to the Company by Uxin Limited on May 29, 2019 and other non-operating assets and liabilities of the Company are not shown in the above illustration.
2. Represents the Company's ownership in Ai Fang on an if-converted basis. The Company owns 45% of the equity of Ai Fang and a note convertible into an additional 20% of Ai Fang's equity.
3. Consists of other investments that are classified as measurement alternative investments, equity method investments and fair value method investments per public filings.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 5

Summary of 58.com Businesses & Investments

Established Businesses

A Established Businesses

	Content Categories	Business Description
58 *100% Ownership*	▪ **Real Estate** - rental and secondary property ▪ **Jobs** – mid to lower level income job listings and resumes ▪ **Automotive** ▪ **Used Goods** – professional used goods resellers or individual consumers ▪ **Yellow Pages Local Services**	▪ 58 was launched in 2005 when the Company was first founded. It is currently the largest online classifieds platform in China measured by traffic and revenues.
Ganji *100% Ownership*	▪ **Real Estate** - rental and secondary property ▪ **Jobs** – mid to lower level income job listings and resumes ▪ **Automotive** ▪ **Used Goods** – professional used goods resellers or individual consumers ▪ **Yellow Pages Local Services**	▪ Ganji was launched in 2005 and contains similar content categories as 58. ▪ In April 2015, the Company acquired less than 50% equity stake in Ganji and in September 2017, the Company acquired the remaining interest in Ganji (>50%) from certain other investors, including Tencent ▪ Post the acquisition, Ganji has been strategically de-emphasized especially in terms of user acquisition, to maximize investment and return on investment for 58 and other major apps. In 2018, 58.com stopped selling standalone Ganji subscriptions.
Anjuke *100% Ownership*	▪ **Real Estate** – secondary and primary property sales	▪ Anjuke was launched in 2007 and acquired by the Company in March 2015. ▪ It is focused mainly on real estate sales, both secondary and primary, whereas the real estate categories on 58 mainly focus on rental and secondary real estate sales.
ChinaHR *100% Ownership*	▪ **Jobs** – white-collar jobs from larger and more reputable companies	▪ ChinaHR was launched in 1997 and acquired by the Company in May 2015.
Jia Xiao Yi Dian Tong *100% Ownership*	▪ **Automotive** – drivers license examination preparation and other related services	▪ Jia Xiao Yi Dian Tong was launched in 2005 and acquired by the Company in April 2015.
Mobile Apps *100% Ownership*	▪ **Real Estate** - rental and secondary property ▪ **Jobs** ▪ **Automotive** - used car dealer users ▪ **Yellow Pages Local Services**	▪ The Company has mobile apps developed for business users, which primarily consists of a dedicated recruitment mobile app (Zhao Cai Mao), a mobile app for individual secondary and rental real estate agent users (Mobile Real Estate Agent), a dedicated mobile app for individual primary real estate agent users (Wei Liao Ke), a dedicated mobile app for yellow page business users (Shang Jia Tong) and a dedicated mobile app for used car dealer users (Che Shang Tong).

Source: Company management and public filings.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 6

Summary of 58.com Businesses & Investments

Incubated New Businesses

B Consolidated Incubated New Businesses

	Content Categories	Business Description
Zhuan Zhuan *46.9% Ownership*	▪ **Used goods** – mostly individual consumers	▪ Zhuan Zhuan is an online used goods trading and service platform launched in the fourth quarter of 2015 with over 200 million registered users. ▪ Zhuan Zhuan allows buyers to search and trade a wide variety of used goods and features picture-taking and video-shooting to make the process of listing used goods easy. ▪ The payment solution for Zhuan Zhuan is a WeChat payment-based escrow payment process co-developed by 58 and Tencent. ▪ In May 2020, Zhuan Zhuan entered into an agreement to acquire ZLJ, an online platform for used mobile phones and accessories in China
58 Town *100% Ownership*	▪ **Real Estate** - rental and secondary property ▪ **Jobs** – mid to lower level income job listings and resumes ▪ **Automotive** ▪ **Used goods** – professional used goods resellers or individual consumers ▪ **Yellow Pages Local Services**	▪ 58 Town is a rural version of 58 in smaller towns and rural areas in China that the Company launched in the summer of 2017, which now covers ~13,000 out of ~40,000 towns in China. In 2019 over 15 million users accessed the 58 Town app. ▪ The content categories covered on 58 Town are largely similar to those on 58. However, there are also categories that are more local and unique to lives in small towns, such as car sharing for users who travel to neighboring towns and areas due to the lack of taxi and public transportation like in big cities.

C Deconsolidated Incubated New Businesses

	Content Categories	Business Description
58 Home *68.8% Ownership* **(58 Daojia)** *81.9% Owned by 58 Home* **(58 Freight)** *56.4% Owned by 58 Home*	▪ **58 Daojia** – home services ▪ **58 Freight** – domestic services, freight delivery services and platform services	▪ 58 Home is a platform that enables users to search and purchase various home services. Consumer users can select individual service providers online without going through middleman agency companies. ▪ In 2018, 58 Home pushed down the majority of its businesses into its two subsidiaries and has largely become a holding company: 58 Daojia Limited ("58 Daojia") and 58 Freight Inc. ("58 Freight").
Che Hao Duo **(Guazi)** **(Mao Duo)** *8.0% Ownership*	▪ **Automotive**	▪ Che Hao Duo, previously known as Guazi, is an automotive retail group in China. Its business mainly consists of Guazi, an online C2C used car trading platform, which was launched in 2015 and Mao Dou, an online new car trading platform, which was launched in 2017. ▪ Che Hao Duo was spun-off from the Company in 2015 and has been operating independently ever since.

Source: Company management and public filings.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 7

Preliminary Proposal Value Overview

Preliminary Summary of Proposal Value

(ADS outstanding, dollars and RMB in millions, except per ADS values)

Preliminary Selected Proposal Information			
Per ADS Proposal Consideration	**$55.00**		**$55.00**
ADS Equivalents Outstanding	149.9		149.9
Dilutive ADS Equivalents	5.2		5.2
Fully-Diluted ADS Equivalents Outstanding	**155.1**		**155.1**
Implied Preliminary Proposal Equity Value (USD)	**$8,529.0**	--	**$8,529.0**
USD to RMB Exchange Rate as of 6/9/2020	7.1		7.1
Implied Preliminary Proposal Equity Value (RMB)	**¥60,363.3**	--	**¥60,363.3**
Cash and Cash Equivalents as of 3/31/2020 [1]	(5,392.7)	--	(5,392.7)
Short-Term Investments as of 3/31/2020 [2]	(7,190.4)	--	(7,190.4)
Long-Term Investments [3]	(17,019.9)	--	(14,290.7)
Investment in Uxin Convertible Notes [4]	(707.7)	--	(707.7)
Investment in Ai Fang Convertible Notes [5]	(371.0)	--	(371.0)
Interest in Golden Pacer as of 3/31/2020 [6]	(150.9)	--	(150.9)
Receivables From 58 Finance as of 3/31/2020 [7]	(373.7)	--	(373.7)
Consideration Receivable for Disposal of Guazi [8]	(497.8)	--	(497.8)
CY 2020 (Q2 - Q4) Government Subsidies [9]	(105.0)	--	(105.0)
PV of Rental Income from Affiliates [10]	(66.5)	--	(56.6)
ZLJ Debt as of 3/31/2020	16.4	--	16.4
Cash Consideration for ZLJ [11]	360.0	--	360.0
Acquisition Consideration Payable as of 3/31/2020 [12]	107.4	--	107.4
Noncontrolling Interests in Zhuan Zhuan [13]	6,909.8	--	6,909.8
Implied Preliminary Proposal Enterprise Value - Group Cons.	**¥35,881.2**	--	**¥38,620.3**
Implied Value of Zhuan Zhuan & ZLJ From ZLJ Acquisition [13]	(13,022.0)	--	(13,022.0)
Implied Preliminary Proposal Enterprise Value - Core Business	**¥22,859.2**	--	**¥25,598.2**

Selected Capitalized Indications & Implied Proposal Multiples

Group Consolidated (Core Business + Zhuan Zhuan & ZLJ)				
Preliminary Implied Proposal Multiples	**Corresponding Base Amount [14]**	**Group Consolidated Implied Multiple [15]**		
Adjusted EBITDA				
LTM (3/31/2020)	¥2,936.7	12.2x	--	13.2x
CY 2020E	¥1,869.9	19.2x	--	20.7x
CY 2021E	¥3,037.9	11.8x	--	12.7x
CY 2022E	¥3,656.2	9.8x	--	10.6x
Revenue				
LTM (3/31/2020)	¥15,108.6	2.37x	--	2.56x
CY 2020E	¥16,856.4	2.13x	--	2.29x
CY 2021E	¥19,430.2	1.85x	--	1.99x
CY 2022E	¥21,458.4	1.67x	--	1.80x

Core Business				
Preliminary Implied Proposal Multiples	**Corresponding Base Amount [16]**	**Core Business Implied Multiple [17]**		
Adjusted EBITDA				
LTM (3/31/2020)	¥3,909.6	5.8x	--	6.5x
CY 2020E	¥2,769.8	8.3x	--	9.2x
CY 2021E	¥3,676.9	6.2x	--	7.0x
CY 2022E	¥4,101.3	5.6x	--	6.2x
Revenue				
LTM (3/31/2020)	¥14,596.8	1.57x	--	1.75x
CY 2020E	¥15,903.1	1.44x	--	1.61x
CY 2021E	¥17,567.3	1.30x	--	1.46x
CY 2022E	¥19,113.8	1.20x	--	1.34x

See following page for footnotes.

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 8

Preliminary Proposal Value Overview (cont.)

Source: Company management, public filings, Capital IQ.

1. *Consists of ¥4,777.4 million cash & cash equivalents held at the Core Business, ¥579.5 million cash & cash equivalents held at Zhuan Zhuan and ¥35.8 million cash & cash equivalents held at ZLJ as of 3/31/2020 per Company management.*
2. *Represent investment instruments issued by commercial banks in China with maturity dates within one year.*
3. *Represents estimated value of the Company's deconsolidated long-term investments based on book value as of 3/31/2020 and recent indications of value from transactions and financing rounds as provided by Company management. Refer to page 46 for additional detail on the components of the Company's long-term investments.*
4. *Represents principal amount of convertible loan to Uxin Limited. Based on conversion price of $3.09 per ADS, the convertible note is out-of-the-money as of 6/9/2020.*
5. *Represents principal amount of convertible loan to Ai Fang in March 2020 which provides the Company the option to convert the loan into a 20% equity interest in Ai Fang. Company management indicated that the principal amount reflects the Company's estimated value of the convertible loan.*
6. *In April 2020, the Company completed a transaction by which it converted its profit participation rights in Golden Pacer to a 40% equity ownership in Golden Pacer. As of 12/31/2019 and 3/31/2020, per Company management, the book value of the profit participation rights was ¥150.9 million, or $21.6 million based on the exchange ratio provided in the Company's Form 20-F.*
7. *Represents amounts to be repaid to the Company as a result of the Company's disposal of its finance services and other finance related business. Primarily comprised of return of original capital contribution plus interest and repayments from borrowers for automobile financing receivables.*
8. *Represents remaining amounts owed to the Company as of 3/31/2020 in relation to the Company's disposal of a portion of its interest in Guazi in 2019.*
9. *Per Company management, represents the gross amount of government subsidies the Company is expected to receive from 3/31/2020 through 12/31/2020. Thereafter, the Company does not expect to receive any additional government subsidies.*
10. *Per Company management, the Company expects to receive ~¥9.0 million annually in rent payments from affiliated parties. Estimated value of the future rent payments calculated as ¥9.0 million (less taxes) into perpetuity discounted at a discount rate of 11.5% - 13.5%.*
11. *Represents cash component of ZLJ acquisition that is expected to close in Q2 2020, per Company management.*
12. *Represents consideration payable related to acquisition of Ganji.*
13. *Estimated value of Zhuan Zhuan & ZLJ based on implied value of the combined company from the third party, arms length negotiated ZLJ acquisition announced in May 2020. Refer to page 50 for detail on the derivation of the implied value. The noncontrolling interests in Zhuan Zhuan calculated as implied value multiplied by ownership % not owned by the Company of 53.1%.*
14. *Group Consolidated (Core Business plus Zhuan Zhuan & ZLJ) historical and projected financials provided by Company management.*
15. *Group Consolidated Implied Multiples calculated based on Implied Preliminary Proposal Enterprise Value – Group Consolidated.*
16. *Core Business historical and projected financials provided by Company management.*
17. *Core Business Implied Multiples calculated based on Implied Preliminary Proposal Enterprise Value – Core Business.*

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 9

Preliminary and Confidential | Subject to Further Review and Revision Implied Premiums / (Discounts) of Illustrative Proposal Prices to Historical Unaffected ADS Prices Source: Capital IQ and public filings. 1. Per Capital IQ. Illustrative Premiums / (Discounts) to Historical Unaffected ADS Prices (dollars in actuals) 10 Illustrative Proposal Price per ADS $55.00 $56.00 $57.00 $58.00 $59.00 $60.00 $61.00 $62.00 $63.00 $64.00 $65.00 $66.00 $67.00 $68.00 $69.00 $70.00 Premium to Proposal Price -- 1.8% 3.6% 5.5% 7.3% 9.1% 10.9% 12.7% 14.5% 16.4% 18.2% 20.0% 21.8% 23.6% 25.5% 27.3% Average Closing / Unaffected Trading Closing ADS Period as of 4/1/2020 Price [1] 1-Day Closing $46.70 17.8% 19.9% 22.1% 24.2% 26.3% 28.5% 30.6% 32.8% 34.9% 37.0% 39.2% 41.3% 43.5% 45.6% 47.8% 49.9% 5-Day Average Closing $47.99 14.6% 16.7% 18.8% 20.9% 23.0% 25.0% 27.1% 29.2% 31.3% 33.4% 35.5% 37.5% 39.6% 41.7% 43.8% 45.9% 10-Day Average Closing $47.74 15.2% 17.3% 19.4% 21.5% 23.6% 25.7% 27.8% 29.9% 32.0% 34.1% 36.2% 38.2% 40.3% 42.4% 44.5% 46.6% 1-Month Average Closing $49.47 11.2% 13.2% 15.2% 17.3% 19.3% 21.3% 23.3% 25.3% 27.4% 29.4% 31.4% 33.4% 35.4% 37.5% 39.5% 41.5% 3-Month Average Closing $57.48 (4.3%) (2.6%) (0.8%) 0.9% 2.7% 4.4% 6.1% 7.9% 9.6% 11.3% 13.1% 14.8% 16.6% 18.3% 20.0% 21.8% 6-Month Average Closing $56.92 (3.4%) (1.6%) 0.1% 1.9% 3.7% 5.4% 7.2% 8.9% 10.7% 12.4% 14.2% 15.9% 17.7% 19.5% 21.2% 23.0% 1-Year Average Closing $58.33 (5.7%) (4.0%) (2.3%) (0.6%) 1.1% 2.9% 4.6% 6.3% 8.0% 9.7% 11.4% 13.1% 14.9% 16.6% 18.3% 20.0% 52-Week High - 4/23/19 Closing $72.70 (24.3%)(23.0%)(21.6%)(20.2%)(18.8%)(17.5%)(16.1%)(14.7%)(13.3%)(12.0%)(10.6%) (9.2%) (7.8%) (6.5%) (5.1%) (3.7%) 52-Week Low - 3/17/20 Closing $43.26 27.1% 29.4% 31.8% 34.1% 36.4% 38.7% 41.0% 43.3% 45.6% 47.9% 50.3% 52.6% 54.9% 57.2% 59.5% 61.8%

Preliminary and Confidential | Subject to Further Review and Revision Source: Company management, Capital IQ and public filings. 1. The midpoint value of the non - operating assets and liabilities shown on page 8 is included in calculation of illustrative implied enterprise value. 2. Based on (i) 149.9 million ADS equivalents outstanding, (ii) the net dilutive impact of an ADS equivalent of 1.1 million outstandin g C ompany stock options outstanding based on the treasury method and (iii) an ADS equivalent of 4.4 million restricted stock units outstanding, per Company management . Illustrative Implied Adjusted EBITDA Multiples Sensitivities Implied EV 1,2 /Adjusted EBITDA Multiples of Illustrative Proposal Prices (dollars in millions, except per ADS values) 11 Illustrative Proposal Price per ADS $55.00 $56.00 $57.00 $58.00 $59.00 $60.00 $61.00 $62.00 $63.00 $64.00 $65.00 $66.00 $67.00 $68.00 $69.00 $70.00 Premium to Proposal Price -- 1.8% 3.6% 5.5% 7.3% 9.1% 10.9% 12.7% 14.5% 16.4% 18.2% 20.0% 21.8% 23.6% 25.5% 27.3% Group Consolidated (Core + Zhuan Zhuan & ZLJ) Adjusted EBITDA LTM (3/31/2020) ¥2,936.7 12.7x 13.1x 13.4x 13.8x 14.2x 14.6x 14.9x 15.3x 15.7x 16.1x 16.4x 16.8x 17.2x 17.6x 17.9x 18.3x CY 2020E ¥1,869.9 19.9x 20.5x 21.1x 21.7x 22.3x 22.9x 23.5x 24.0x 24.6x 25.2x 25.8x 26.4x 27.0x 27.6x 28.2x 28.7x CY 2021E ¥3,037.9 12.3x 12.6x 13.0x 13.3x 13.7x 14.1x 14.4x 14.8x 15.2x 15.5x 15.9x 16.2x 16.6x 17.0x 17.3x 17.7x CY 2022E ¥3,656.2 10.2x 10.5x 10.8x 11.1x 11.4x 11.7x 12.0x 12.3x 12.6x 12.9x 13.2x 13.5x 13.8x 14.1x 14.4x 14.7x Core Business Adjusted EBITDA LTM (3/31/2020) ¥3,909.6 6.2x 6.5x 6.8x 7.0x 7.3x 7.6x 7.9x 8.2x 8.4x 8.7x 9.0x 9.3x 9.6x 9.9x 10.1x 10.4x CY 2020E ¥2,769.8 8.7x 9.1x 9.5x 9.9x 10.3x 10.7x 11.1x 11.5x 11.9x 12.3x 12.7x 13.1x 13.5x 13.9x 14.3x 14.7x CY 2021E ¥3,676.9 6.6x 6.9x 7.2x 7.5x 7.8x 8.1x 8.4x 8.7x 9.0x 9.3x 9.6x 9.9x 10.2x 10.5x 10.8x 11.1x CY 2022E ¥4,101.3 5.9x 6.2x 6.4x 6.7x 7.0x 7.2x 7.5x 7.8x 8.1x 8.3x 8.6x 8.9x 9.1x 9.4x 9.7x 9.9x

Preliminary and Confidential | Subject to Further Review and Revision Source: Company management and public filings. Note : No particular weight was attributed to any single analysis. Note: Based on (i) 149.9 million ADS equivalents outstanding, (ii) the net dilutive impact of an ADS equivalent of 1.1 million outstanding Company stock options outstanding based on the treasury method and (iii) an ADS equivalent of 4.4 million restricted stock units outstanding, per Company management. 1. Refer to page 5 for an overview of components of Core Business and Zhuan Zhuan & ZLJ. 2. Represents terminal revenue multiple for Zhuan Zhuan & ZLJ. Preliminary Financial Analyses Summary Preliminary Implied Per ADS Value Reference Ranges (dollars in actuals) Core Business 1 Zhuan Zhuan & ZLJ 1 Preliminary Selected Companies Analysis CY 2020E Adjusted EBITDA 8.5x – 12.5 x CY 2020E Total Revenues 12.00x – 14.00 x CY 2021E Adjusted EBITDA 6.0x – 10.0 x CY 2021E Total Revenues 5.50x – 7.50 x CY 2022E Adjusted EBITDA 5.0x – 9.0 x CY 2022E Total Revenues 4.00x – 6.00 x Preliminary Discounted Cash Flow Analysis Perpetual Growth Discount Rate: 11.50% – 13.50% Perpetual Growth: 2.00% – 4.00% Terminal Multiple 2 Discount Rate: 25.0% – 35.0% Terminal Multiple: 12.00x – 14.00x $54.11 $48.69 $50.47 $52.33 $71.07 $68.09 $67.92 $65.70 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 12

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 5. Disclaimer 70

Preliminary and Confidential | Subject to Further Review and Revision 0.0 0.5 1.0 1.5 2.0 2.5 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 1/2/2020 1/12/2020 1/22/2020 2/1/2020 2/11/2020 2/21/2020 3/2/2020 3/12/2020 3/22/2020 4/1/2020 Volume (in millions) 58.com Closing ADS Price Impact of COVID - 19 on ADS Trading Activity YTD 2020 ADS Price Performance Until Initial Proposal (1/2/2020 – 4/1/2020) 1/15/2020 – 2/1/2020 (~12 thousand cases 1 ) Source: Capital IQ, public information. Note: Information above does not highlight other Company or industry - specific considerations that may have impacted the Company’ s trading activity. 1. Represents number of worldwide cases on the last date of each respective date range per Google News. Proposal: $55.00 per ADS (per ADS values in actuals, ADS in millions) 4/1/20 (~824 thousand) ADS closed at $46.70/ADS on date prior to Initial Proposal 2/15/2020 – 3/10/2020 (~114 thousand cases 1 ) 3/10/2020 – 3/20/2020 (~234 thousand cases 1 )  (1/16/2020) COVID - 19 spreads outside of mainland China for the first time, with Japan and Taiwan recording first cases  (1/24/2020) China extends travel restrictions or quarantines to twelve cities  (1/30/2020) The World Health Organization declares the COVID - 19 outbreak a Public Health Emergency of International Concern  (2/15/2020) Lockdowns and travel restrictions extend to more than 760 million people in China  (2/24/2020) Chinese officials postpone the National People’s Congress, the most significant political event in China  (3/11/2020) United States suspends entry of all foreign nationals coming from China, Iran and certain European Countries  (3/19/2020) China reports zero new local coronavirus infections 14

Preliminary and Confidential | Subject to Further Review and Revision YTD Relative Total Shareholder Return (1/1/2020 – 6/9/2020) Source: Bloomberg . Note: US - Traded Chinese Internet Index is equally weighted and includes 51job, Inc., Autohome Inc., Baidu Inc., SINA Corp., Vips hop Holdings and Weibo Corp. Note: Classifieds Index is equally weighted and includes Adevinta ASA, Info Edge (India) Limited, Mercari, Inc., Auto Trader Gro up plc, CarGurus, Inc., carsales.com Ltd., Cars.com Inc., en - japan Inc., HeadHunter Group PLC, Recruit Holdings Co, Ltd., SEEK Limited, REA Group Limited, Rightmove plc and Scout24 AG. (22.0%) (6.0%) (2.4%) (3.1%) -50% -40% -30% -20% -10% 0% 10% 20% Total Shareholder Return 58.com U.S.-Listed Chinese Internet Index Classifieds Index MSCI World Index 15

Preliminary and Confidential | Subject to Further Review and Revision -40% -20% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% Total Shareholder Return 58.com U.S.-Listed Chinese Internet Index Classifieds Index MSCI World Index Relative Total Shareholder Return Since 4/2017 Since Initial Proposal (4/2/2020 – 6/9/2020) (4.3%) 48.5% 26.9% 11.4% Total Relative Shareholder Returns Prior to Initial Proposal YTD 2020 1-Year 2-Year 3-Year Total Return Total Return Total Return Total Return 1/2/20 to 4/1/20 4/1/19 to 4/1/20 4/2/18 to 4/1/20 4/3/17 to 4/1/20 58.com (27.9%) (27.7%) (41.5%) 32.0% US-Traded Chinese Internet Index (17.1%) (18.6%) (41.6%) 13.4% Classifieds Index (30.3%) (12.5%) (4.6%) 20.8% MSCI World Index (24.0%) (10.9%) (9.3%) 3.6% Total Return Since Initial Proposal 16 Source: Bloomberg . Note: US - Traded Chinese Internet Index is equally weighted and includes 51job, Inc., Autohome Inc., Baidu Inc., SINA Corp., Vips hop Holdings and Weibo Corp. Note: Classifieds Index is equally weighted and includes Adevinta ASA, Info Edge (India) Limited, Mercari, Inc., Auto Trader Gro up plc, CarGurus, Inc., carsales.com Ltd., Cars.com Inc., en - japan Inc., HeadHunter Group PLC, Recruit Holdings Co, Ltd., SEEK Limited, REA Group Limited, Rightmove plc and Scout24 AG.

Preliminary and Confidential | Subject to Further Review and Revision 0.0 0.5 1.0 1.5 2.0 2.5 $46.00 $48.00 $50.00 $52.00 $54.00 $56.00 4/1/2020 4/8/2020 4/15/2020 4/22/2020 4/29/2020 5/6/2020 5/13/2020 5/20/2020 5/27/2020 6/3/2020 Volume (in millions) 58.com Closing ADS Price ADS Trading Activity Since Initial Proposal ADS Price Performance Since Initial Proposal 4/2/20 Initial Proposal 1 announced at $55.00/ADS. ADS closed at $52.76/ADS 4/20/20 Announced formation of Special Committee. ADS closed at $52.00/ADS 4/27/20 Announced appointment of independent financial advisor and legal counsel to the Special Committee. ADS closed at $51.88/ADS 4/30/20 Proposal 2 announced at $55.00/ADS. ADS closed at $51.95/ADS Source: Capital IQ as of 6/9/2020, public filings. 1. Represents proposal from Ocean Link announced on 4/2/2020 to acquire all outstanding ordinary shares and ADS of the Company f or $55.00 per ADS (the “Initial Proposal”) 2. Represents the updated proposal from Warburg Pincus, General Atlantic, Ocean Link and the Chairman announced on 4/30/2020 to acq uire all outstanding ordinary shares and ADS of the Company for $55.00 per ADS (the “Proposal”). Proposal: $55.00 per ADS 6/9/20 ADS closed at $50.48/ADS (per ADS values in actuals, ADS in millions) 17

Preliminary and Confidential | Subject to Further Review and Revision 73 1,916 1,693 1,897 4,936 10,158 4,139 1,057 0.3% 7.4% 6.5% 7.3% 19.1% 39.3% 16.0% 4.1% $46.00- $46.99 $47.00- $47.99 $48.00- $48.99 $49.00- $49.99 $50.00- $50.99 $51.00- $51.99 $52.00- $52.99 $53.00- $53.99 $54.01- $55.00 ADS Trading Activity Since Initial Proposal (cont.) Trading Activity Since Initial Proposal (4/2/2020 – 6/9/2020) 1 Total Volume: 25.9 million VWAP 1 : $50.89 (ADS in thousands, unless otherwise indicated) Source: Bloomberg as of 6/9/2020 . 1. Based on the closing price in one - minute intervals as provided by Bloomberg and the amount of volume transacted during that i ntraday window. Proposal $55.00 per ADS 0 18

Preliminary and Confidential | Subject to Further Review and Revision % of Total 8.2% 18.3% 11.9% 23.4% 22.5% 8.4% 7.3% 0.0% 6,816 15,237 9,909 19,507 18,686 6,949 6,112 0 0 5,000 10,000 15,000 20,000 25,000 $43.00 - $47.00 $47.00 - $51.00 $51.00 - $55.00 $55.00 - $59.00 $59.00 - $63.00 $63.00 - $67.00 $67.00 - $71.00 $71.00 - $75.00 Volume (thousands) % of Total 14.2% 15.1% 9.1% 24.3% 18.3% 6.2% 12.7% 0.0% 6,816 7,248 4,395 11,687 8,810 2,981 6,112 0 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 $43.00 - $47.00 $47.00 - $51.00 $51.00 - $55.00 $55.00 - $59.00 $59.00 - $63.00 $63.00 - $67.00 $67.00 - $71.00 $71.00 - $75.00 Volume (thousands) % of Total 5.3% 13.6% 25.3% 27.6% 16.8% 6.4% 4.8% 0.0% 6,816 17,439 32,336 35,329 21,517 8,240 6,112 0 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 $43.00 - $47.00 $47.00 - $51.00 $51.00 - $55.00 $55.00 - $59.00 $59.00 - $63.00 $63.00 - $67.00 $67.00 - $71.00 $71.00 - $75.00 Volume (thousands) % of Total 3.9% 10.0% 19.7% 27.1% 17.4% 9.8% 7.7% 4.4% 6,816 17,439 34,491 47,530 30,407 17,182 13,571 7,703 0 10,000 20,000 30,000 40,000 50,000 $43.00 - $47.00 $47.00 - $51.00 $51.00 - $55.00 $55.00 - $59.00 $59.00 - $63.00 $63.00 - $67.00 $67.00 - $71.00 $71.00 - $75.00 Volume (thousands) Twelve Months Prior to Initial Proposal (4/2/2020) Nine Months Prior to Initial Proposal (4/2/2020) Six Months Prior to Initial Proposal (4/2/2020) Three Months Prior to Initial Proposal (4/2/2020) Selected ADS Trading Activity Prior to Initial Proposal (4/2/2020) Source : Bloomberg. 1. Based on VWAP over specified period (last twelve months, last nine months, last six months or last three months). Reference to “Month” is based on Calendar months. VWAP in dollars. Volume : 175.1 million VWAP 1 : $57.99 % Volume at Price > $55: 66.5% % Volume at Price < $ 55: 33.5% Volume : 123.4 million VWAP 1 : $55.90 % Volume at Price > $ 55: 55.7% % Volume at Price < $ 55: 44.3% Volume : 48.0 million VWAP 1 : $56.26 % Volume at Price > $ 55: 61.6% % Volume at Price < $ 55: 38.4% Volume : 83.2 million VWAP 1 : $56.47 % Volume at Price > $ 55: 61.6% % Volume at Price < $ 55: 38.4% Proposal: $55.00/ADS Proposal: $55.00/ADS Proposal: $55.00/ADS Proposal: $55.00/ADS 19

Selected Equity Research Analyst Recommendations

Summary of Analyst Recommendations and Price Targets

- Average ADS price target for the Company from ten Wall Street analysts reflected a (i) ~16.5% premium to the Company's closing ADS price of $50.48 per ADS on 6/9/2020, (ii) ~26.0% premium to the Company's unaffected ADS price of $46.70 per ADS on 4/1/2020 and (iii) ~6.9% premium to the Proposal price of $55.00 per ADS.
- ADS price targets for the Company from ten Wall Street analysts decreased by 3.3% - 24.3% primarily due to the impacts from COVID-19, among other Company and market-specific considerations.

Recommendation Summary

Recommendation	No. of Brokers	Selected Brokers
Buy / Outperform / Overweight / Positive	5	CCB International Credit Suisse Jefferies Morgan Stanley CLSA
Hold / Equal Weight / Neutral / Market Perform	5	Bank of America Deutsche Bank Goldman Sachs ICBC CICC
Sell / Underperform / Underweight	0	

ADS Price Target Summary

(per ADS values in actuals)

	Post COVID-19		Pre COVID-19		
Broker	ADS Price Target	Date of Report	ADS Price Target	Date of Report	% Change[2]
Morgan Stanley[1]	$60.00	4/2/2020	$67.00	11/19/2019	(10.4%)
Jefferies[1]	$63.10	4/2/2020	$68.50	11/19/2019	(7.9%)
Credit Suisse	$59.00	3/18/2020	$63.00	11/20/2019	(6.3%)
ICBC	$54.00	3/16/2020	$63.00	11/25/2019	(14.3%)
Bank of America	$59.00	3/16/2020	$62.00	11/20/2019	(4.8%)
Goldman Sachs	$66.60	3/13/2020	$69.00	12/4/2019	(3.5%)
CCB International	$57.50	3/13/2020	$65.00	11/20/2019	(11.5%)
Deutsche Bank	$58.00	3/13/2020	$61.00	12/4/2019	(4.9%)
CICC	$53.00	3/13/2020	$70.00	11/19/2019	(24.3%)
CLSA	$58.00	3/12/2020	$60.00	11/20/2019	(3.3%)
Average	**$58.82**		**$64.85**		**(9.3%)**

Implied Premium / (Discount) of Average Analyst ADS Price Targets to Selected ADS Prices

	ADS Price	Premium / (Discount)
Current Closing ADS Price as of 6/9/2020	$50.48	16.5%
Unaffected Closing ADS Price as of 4/1/2020	$46.70	26.0%
Proposal	$55.00	6.9%

Sources: Wall Street research, Capital IQ, public filings, Bloomberg.
Note: On 4/5/2020, Bank of America moved the Company to No Rating and suspended its price target for the Company in response to the Proposal on 4/2/2020.
1. *Morgan Stanley and Jefferies most recent reports were published after the Initial Proposal was publicly announced. Despite knowledge of the Initial Proposal, their target prices remained unchanged from prior reports issued on 3/24/20 and 3/13/20, respectively.*
2. *Computed as Post COVID-19 Price Target over Pre COVID-19 Price Target.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 20

Preliminary and Confidential | Subject to Further Review and Revision 0% 20% 40% 60% 80% 100% $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19 Oct-19 Jan-20 Apr-20 H istorical Equity Research Analysts’ ADS Price Targets Three Years Prior to Initial Proposal Historical Wall Street Analyst Recommendations Versus Public Stock Price (4/1/2017 – 4/1/2020) Source: Bloomberg as of 4/1/20. Note: Historical stock price targets exclude brokers for which price targets were unavailable or not customarily published. 1. Based on number of analysts included in Bloomberg consensus price target on December 31 of each respective year. 2. Represents Bloomberg consensus price target as of 4/1/2020. Hold Buy ADS Price Bloomberg Average Price Target Sell $60.31 2 $46.70 Price targets included in the chart below are based on Bloomberg consensus analyst coverage which includes additional analyst s t o the ten shown on the prior and following pages. As such, the average price target as of 4/1/2020 of $60.39/ADS shown below differs from the averag e p rice target shown on the prior page. ▪ The ten analysts shown on the prior page started coverage of the Company from 11/26/2013 to 9/8/2019. ▪ The chart below contains 19, 17, and 20 analysts in 2017, 2018 and 2019/2020, respectively 1 . 21

Selected Equity Research Analysts' Projections

Revenue

CY 2020E Revenue

(RMB in millions)

Wall Street estimates are dated prior to announcement of ZLJ acquisition. As such, Company management's estimate excluding ZLJ is more comparable to those of equity research analysts

CY 2020E Revenue Estimate	
Company Management Estimate [1]	¥16,856
Company Management Estimate (Excl. ZLJ) [2]	¥16,456
Median Wall Street Estimate	¥15,636
Average Wall Street Estimate	¥15,724



¥16,856[1]
¥16,456[2]
¥15,583
¥15,661
¥15,611
¥15,668
¥15,810
¥15,592
¥15,469
¥15,588
¥16,079
¥16,178
Morgan Stanley
Jefferies
Credit Suisse
ICBC
Bank of America
Goldman Sachs
CCB International
Deutsche Bank
CICC
CLSA
Wall Street Estimates
Company Management Estimate
Company Management Estimate (Excl. ZLJ)

CY 2021E Revenue

(RMB in millions)

See above note

CY 2021E Revenue Estimate	
Company Management Estimate [1]	¥19,430
Company Management Estimate (Excl. ZLJ) [2]	¥18,438
Median Wall Street Estimate	¥18,705
Average Wall Street Estimate	¥18,772



¥19,430[1]
¥18,438[2]
¥17,689
¥18,477
¥18,038
¥19,506
¥20,002
¥19,350
¥18,182
¥19,066
¥18,846
¥18,563
MS
Jeff.
CS
ICBC
BofA
GS
CCBI
DB
CICC
CLSA
Wall Street Estimates
Company Management Estimate
Company Management Estimate (Excl. ZLJ)

CY 2022E Revenue

(RMB in millions)

See above note

CY 2022E Revenue Estimate	
Company Management Estimate [1]	¥21,458
Company Management Estimate (Excl. ZLJ) [2]	¥20,357
Median Wall Street Estimate	¥21,258
Average Wall Street Estimate	¥21,093



¥21,458[1]
¥20,357[2]
¥19,282
¥21,523
¥20,201
¥22,762
¥21,769
¥21,258
¥20,860
Morgan Stanley
Jefferies
Credit Suisse
ICBC
Goldman Sachs
Deutsche Bank
CLSA
Wall Street Estimate
Company Management Estimate
Company Management Estimate (Excl. ZLJ)

Source: Wall Street research, Company management.

Note: All Wall Street estimates are sourced from research reports published in March or April 2020. Wall Street estimates do not include ZLJ in the consolidated forecast as the acquisition was announced in May 2020.

1. *Represents group consolidated (Core Business plus Zhuan Zhuan & ZLJ) estimates as provided by Company management.*
2. *Represents Core Business plus Zhuan Zhuan estimates as provided by Company management.*

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 22

Selected Equity Research Analysts' Projections

Adjusted EBITDA

CY 2020E Adjusted EBITDA

(RMB in millions)

Wall Street estimates are dated prior to announcement of ZLJ acquisition. As such, Company management's estimate excluding ZLJ is more comparable to those of equity research analysts

CY 2020E Adjusted EBITDA Estimate	
Company Management Estimate [1]	¥1,870
Company Management Estimate (Excl. ZLJ) [2]	¥1,847
Median Wall Street Estimate	¥2,941
Average Wall Street Estimate	¥2,940



¥3,406
¥3,309
¥2,449
¥2,150
¥3,261
¥2,941
¥2,837
¥2,765
¥3,341
¥1,870[1]
¥1,847[2]
Morgan Stanley
Credit Suisse
ICBC
Bank of America
Goldman Sachs
CCB International
Deutsche Bank
CICC
CLSA
Wall Street Estimates
Company Management Estimate
Company Management Estimate (Excl. ZLJ)

CY 2021E Adjusted EBITDA

(RMB in millions)

See above note

CY 2021E Adjusted EBITDA Estimate	
Company Management Estimate [1]	¥3,038
Company Management Estimate (Excl. ZLJ) [2]	¥2,942
Median Wall Street Estimate	¥4,080
Average Wall Street Estimate	¥4,157



¥4,364
¥4,055
¥3,611
¥4,340
¥5,393
¥4,080
¥3,635
¥3,829
¥4,104
¥3,038[1]
¥2,942[2]
MS
CS
ICBC
BofA
GS
CCBI
DB
CICC
CLSA
Wall Street Estimates
Company Management Estimate
Company Management Estimate (Excl. ZLJ)

CY 2022E Adjusted EBITDA

(RMB in millions)

See above note

CY 2022E Adjusted EBITDA Estimate	
Company Management Estimate [1]	¥3,656
Company Management Estimate (Excl. ZLJ) [2]	¥3,546
Median Wall Street Estimate	¥4,609
Average Wall Street Estimate	¥4,781



¥4,741
¥4,680
¥4,450
¥6,265
¥4,014
¥4,538
¥3,656[1]
¥3,546[2]
Morgan Stanley
Credit Suisse
ICBC
Goldman Sachs
Deutsche Bank
CLSA
Wall Street Estimates
Company Management Estimate
Company Management Estimate (Excl. ZLJ)

Source: Wall Street research, Company management.

Note: All Wall Street estimates are sourced from research reports published in March or April 2020. Wall Street estimates do not include ZLJ in the consolidated forecast as the acquisition was announced in May 2020.

1. *Represents group consolidated (Core Business plus Zhuan Zhuan & ZLJ) estimates as provided by Company management.*
2. *Represents Core Business plus Zhuan Zhuan estimates as provided by Company management.*

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 23

COVID-19 Impact on 58.com Estimates

Revenue

CY 2020E Revenue Estimates

Wall Street CY 2020E Revenue Estimates	
Average Pre COVID-19 Estimate	¥17,622
Average Post COVID-19 Estimate	¥15,724
Average % Change [1]	(10.8%)


7.9%
11.7%
9.5%
9.7%
11.5%
8.0%
12.2%
16.1%
10.5%
10.0%
¥16,927
¥15,583
¥17,740
¥15,661
¥17,241
¥15,611
¥17,350
¥15,668
¥17,859
¥15,810
¥16,948
¥15,592
¥17,628
¥15,469
¥18,586
¥15,588
¥17,963
¥16,079
¥17,976
¥16,178
Morgan Stanley
Jefferies
Credit Suisse
ICBC
Bank of America
Goldman Sachs
CCB International
Deutsche Bank [2]
CICC
CLSA
Pre COVID-19 Estimates (Q4 2019)
Post COVID-19 Estimates (Q1 2020)

CY 2021E Revenue Estimates

Wall Street CY 2021E Revenue Estimates	
Average Pre COVID-19 Estimate [3]	¥20,040
Average Post COVID-19 Estimate [3]	¥18,764
Average % Change [1]	(6.4%)


10.1%
8.0%
5.0%
3.2%
0.2%
1.0%
8.3%
11.6%
9.4%
¥19,667
¥17,689
¥20,081
¥18,477
¥18,987
¥18,038
¥20,149
¥19,506
¥20,035
¥20,002
¥19,546
¥19,350
¥19,837
¥18,182
¥21,567
¥19,066
¥20,489
¥18,563
Morgan Stanley
Jefferies
Credit Suisse
ICBC
Bank of America
Goldman Sachs
CCB International
Deutsche Bank [2]
CLSA
Pre COVID-19 Estimates (Q4 2019)
Post COVID-19 Estimates (Q1 2020)

Source: Wall Street research, Company management.

1. *Computed as average Wall Street post COVID-19 estimate over average Wall Street pre COVID-19 estimate.*
2. *The Pre COVID-19 analyst estimates for Deutsche Bank are based on the Deutsche Bank report dated 5/29/2019, which is the latest report available prior to the COVID-19 outbreak.*
3. *Does not include CICC estimates due to unavailability of pre COVID-19 estimates for CY 2021.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 24

COVID-19 Impact on 58.com Estimates

Adjusted EBITDA

CY 2020E Adjusted EBITDA Estimates

Wall Street CY 2020E Adj. EBITDA Estimates	
Average Pre COVID-19 Estimate [2]	¥3,735
Average Post COVID-19 Estimate [2]	¥2,900
Average % Change [1]	(22.4%)



19.6%
10.8%
25.7%
40.1%
23.0%
24.9%
22.2%
14.1%
¥4,238
¥3,406
¥3,709
¥3,309
¥3,297
¥2,449
¥3,590
¥2,150
¥3,821
¥2,941
¥3,780
¥2,837
¥3,552
¥2,765
¥3,892
¥3,341
Morgan Stanley
Credit Suisse
ICBC
Bank of America
CCB International
Deutsche Bank [3]
CICC
CLSA [4]
Pre COVID-19 Estimates (Q4 2019)
Post COVID-19 Estimates (Q1 2020)

CY 2021E Adjusted EBITDA Estimates

Wall Street CY 2021E Adj. EBITDA Estimates	
Average Pre COVID-19 Estimate [2]	¥4,360
Average Post COVID-19 Estimate [2]	¥4,027
Average % Change [1]	(7.6%)



9.1%
1.3%
5.6%
0.3%
5.8%
22.1%
10.0%
¥4,803
¥4,364
¥4,005
¥4,055
¥3,824
¥3,611
¥4,328
¥4,340
¥4,330
¥4,080
¥4,666
¥3,635
¥4,561
¥4,104
Morgan Stanley
Credit Suisse
ICBC
Bank of America
CCB International
Deutsche Bank [3]
CLSA [4]
Pre COVID-19 Estimates (Q4 2019)
Post COVID-19 Estimates (Q1 2020)

Source: Wall Street research, Company management, Bloomberg.

1. *Computed as average Wall Street post COVID-19 estimate over average Wall Street pre COVID-19 estimate.*
2. *Does not include Goldman Sachs (CY 2020E & CY 2021E) and CICC (CY 2021E) estimates due to unavailability of pre COVID-19 estimates for Adjusted EBITDA.*
3. *The Pre COVID -19 analyst estimates for Deutsche Bank are based on the Deutsche Bank report dated 5/29/2019, which is the latest report available prior to the COVID-19 outbreak.*
4. *Pre COVID-19 estimates calculated based on provided EBIT forecast change % from Post COVID-19 forecast. Assumes depreciation & amortization in Post COVID-19 forecast is unchanged from the Pre COVID-19 forecast.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 25

Equity Research Analyst Views

Selected Equity Research Commentary

Date of Report	Brokerage	Recommendation	Price Target	ADS Price[1]	Comments
April 2, 2020	Morgan Stanley	Overweight	$60.00	$52.76	"Downside risks include: Execution risks with new initiatives such as Zhuan Zhuan and 58 Town lead the company to incur greater loss, weak macro environment hinders pace of demand recovery in recruitment and property, and intense competition leads to greater sales & marketing spending." "Online verticals' valuation is currently low vs. historical average, partly owing to the impact of COVID-19. Thus, we think they have become attractive to these long-term investors."
April 2, 2020	Jefferies	Buy	$63.10	$52.76	"In our view the proposal is a surprise to the street, given internet sector is not undergoing privatization while there is a lack of news flow about secondary listing in HK after COVID-19 breakout" "Demand on secondary housing and jobs are suppressed due to COVID-19 while for primary is still positive growing YoY. Hiring demand is impacted more to SME.
March 18, 2020	Credit Suisse	Outperform	$59.00	$44.30	"A key beneficiary of potential stimulus - with the COVID-19 largely under control (net add in confirmed case was below 30 for nine consecutive days), strategic focus of the government is pivoted to support the resumption and normalization of business activities across industries, especially the liquidity of SMEs. The top three categories the Company operates in, namely jobs, housing and auto, are crucial areas that concern most Chinese. We believe favourable supporting or stimulus policies in any of those areas would benefit Wuba, from both investor sentiment and fundamental operations point of view." "After 38% fall in share price in the past two months along with the market, Wuba's current market cap (USE$6.5bn), net of cash (US$2 bn) and other investments (US$2 bn if we apply 30% holding discount), implies mere 3.1x forward EV/EBITDA, or 13.6x forward P/E at the group level, which is a multi-year low. Being a well-established industry leader, we believe the risk is skewed to the upside."
March 16, 2020	ICBC	Hold	$54.00	$45.16	"The epidemic has been a major growth obstacle for 58's various businesses in 1Q20 and possibly 2Q20. Most key categories, including recruitment and pre-owned property, have recorded sharp drops in merchant activities and transaction over the past two months." "On the other hand, helped by the online transaction nature of Zhuan Zhuan and the online migration of advertising demands from property developers, respectively, Zhuan Zhuan and the new property marketing segment recorded resilient growth so far in 1Q20. More importantly, in recent weeks, the user activities on 58's platforms have rebounded to the normal level as seen in March 2019, demonstrating 58's strong capability in user retention." "A full recovery is expected in mid or late 2020, if the epidemic is well contained in China by then. While some SME clients will no longer have the resources for listing or marketing on 58's platforms, the overall market demand will remain intact."

Source: Capital IQ and Wall Street research.

1. Reflects closing share price as of applicable report date. For the reports dated 4/2/20, the closing ADS price is affected for the Proposal announced on that date.

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 26

Equity Research Analyst Views (cont.)

Selected Equity Research Commentary

Date of Report	Brokerage	Recommendation	Price Target	ADS Price[1]	Comments
March 16, 2020	Bank of America	Neutral	$59.00	$45.16	"The company sees the negative impact from the pandemic as being short term. It expects a U-shaped gradual recovery in 1H, as government gradually loosens controls on activities. It hopes merchants' activities may be able to normalize in May or June, and thus 2Q revenue YoY trend may meaningfully improve from 1Q level." "The company highlighted the following factors arising from the pandemic situation: 1) The offline-to-online budget shift is accelerated. Benefiting from more online budget allocation by property developers, the Company's new home business achieved positive growth in 1Q. The company launched multiple services that move offline activities online… management is optimistic on their monetization potential 2) Competitive environment could become more favorable for WUBA… can be more resilient than its smaller competitors because of its adequate cash, positive profitability, strong tech capability, and synergy from multiple verticals 3) The company has taken proactive measures in 1Q to control costs, scale back ad spend and control headcount
March 13, 2020	Jefferies	Buy	$63.10	$50.98	"The pent up demand will resume post virus as people need to look for jobs, housing and local services. Hiring demand for large corporates is still there while slowdown or suspension of operations negatively impact hiring needs for SME. "Online marketing revenue for new homes is better than secondary and rental as property developers have more capital resources to drive business and engage with customers vs agents. It is positive for WUBA as developers are shifting ad budget from offline to online due to the slowdown in offline activities on Covid-19. Travel restrictions lead to a slowdown in rentals as migrant workers are not yet fully back to work."
March 13, 2020	Morgan Stanley	Overweight	$60.00	$50.98	"High business exposure to online housing and online blue-collar recruitment makes 58.com vulnerable to the impact of COVID-19. We expect its businesses to gradually recover in late-April/mid-May after significant revenue decline in 1Q20… We expect the recovery in demand for these businesses to be slower than that of other Internet segments." "Moving beyond 1Q20, we expect WUBA's core segments to see gradual recovery, albeit at different rates, as China's underlying growth is not derailed. We expect recruitment demand to recover earlier, given gradual work resumption. However, it may take time for demand in discretionary-related segments (auto and housing) to improve." "58's leading positions in recruitment and real estate in China give it highly predictable revenue flow, high profitability, and strong cash generation despite a near-term overhang as a result of the outbreak."

Source: Capital IQ and Wall Street research.
1. Reflects closing share price as of applicable report date.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 27

Equity Research Analyst Views (cont.)

Selected Equity Research Commentary

Date of Report	Brokerage	Recommendation	Price Target	ADS Price[1]	Comments
March 13, 2020	Goldman Sachs	Neutral	$66.60	$50.98	"WUBA expects its business to be significantly impacted by COVID-19, and guided for total revenue at RMB2.16 – RMB 2.26 billion, (27%) YoY at the midpoint, with is 23%/33% below Goldman Sachs estimates and consensus estimates, respectively" "By vertical, the secondary housing segment is likely to experience the greatest impact from the COVID-19 outbreak, followed by autos/jobs/yellow pages; meanwhile primary housing and used goods platform (Zhuan Zhuan) should remain relatively robust" "Primary real estate: According to the Central Plains Real Estate Research Center, since late January, transaction volume of most developers has declined by 95% compared to the previous CY period. WUBA believes its strong technology capabilities and know-how in the housing marketing could address the needs from property developers…WUBA developed and launched new lives streaming and VR features for real estate agents across 50 cities." "Secondary real estate: WUBA has seen severe impact on secondary housing demand amid the COVID-19 outbreak, and expects a slower recovery for the vertical (c.1.3mn paying agents on the platform in 4Q) vs. others such as Jobs/Yellow Pages." "Jobs: We continue to observe healthy work normalization trends across China. Management noted that traffic in the Job vertical is already getting close to the same level of last year."
March 13, 2020	CCB International	Outperform	$57.70	$50.98	"We believe the current lull in its business will be temporary. Almost all of the Company's customers are on hold. However, these customers will slowly start to recover as soon as the quarantine period comes to an end." "Compared with its competitors, 58.com is on relatively higher ground as it sits on RMB14.3 billion in cash and short-term investments." "Positive view of the Company's 'all-in service strategy' to better understand the needs of customers and turn solutions into innovative products"
March 13, 2020	Deutsche Bank	Hold	$58.00	$50.98	"1Q20 guidance is weaker than other internet peers' mainly due to its high reliance on offline sectors, such as jobs, property, used cars, yellow pages… the main issue is the supply side due to the slow recovery of merchants, while user traffic has seen a fast pick up with job searching traffic already returning to the same level as last year" "Housing is more impacted than jobs due to the lower priority to resuming operations in real estate agencies and close management of communities. However, housing may recover faster than jobs after COVID-19, as demand for housing is only delayed but will not vanish."

Source: Capital IQ and Wall Street research.
1. Reflects closing share price as of applicable report date.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 28

Equity Research Analyst Views (cont.)

Selected Equity Research Commentary

Date of Report	Brokerage	Recommendation	Price Target	ADS Price[1]	Comments
March 13, 2020	CICC	Neutral	$53.00	$50.98	"We expect WUBA to see prolonged impact from COVID-19 outbreak, considering hiring takes longer to return to normal than other economic activities." "The COVID-19 outbreak has negatively impacted several major business lines, including hiring, second hand property, car sales, as well as its fast growing new house sales, indicated by 1Q20 guidance of a 25-29% YoY decline. We expect the impact to last into 2Q20 before a recovery in 2H20." "We expect WUBA to show more discipline in spending in 2020, both personnel and sales and marketing, to offset unfavorable impact on profit amid top-line pressure. We think this could create an opportunity for private equity backed competitors such as Ke.com and Boss Zhipin to gain talent and brand awareness, leading to unfavorable competition for WUBA." "ZZ's user growth slowed in past 2 years, with major monetization methods limited to phone-related sales. In the meantime, its competitor Xianyu, leveraging mobile Taobao, is widening the gap in user scale compared with ZZ. Amid a deteriorating competitive landscape and less visibility in monetization, we expect more difficulties for ZZ in raising funds and unlocking SoTP value for the WUBA Group."
March 12, 2020	CLSA	Outperform	$58.00	$50.08	"58.com expects business will be hit badly with a 25-29% revenue decline in 1Q20 given a significant drop in property and hiring offline activities. The impact will carry into 2Q, yet revenue growth will likely return to a normal 15% in 2H." "Overall business may only breakeven in 1Q. The company is badly hit by COVID-19 as most of its customers' businesses are offline." "Its primary property revenue may still see positive growth as developers actively promote new properties to attract customers' deposits. Secondary property transaction is close to zero. Only half of property agencies are back to work (30% two weeks ago), and activities recover slowly." "Job is also badly impacted but better than secondary property as it covers customers from a broad spectrum of verticals. Hiring of online companies is ongoing, while hiring of restaurants is the slowest." "58.com sees user traffic, information, and customer interaction back to last year's level, showing users' fundamental demand that may translate to transaction later. 58Town maintains robust traffic growth and may start monetization in 2H."

Source: Capital IQ and Wall Street research.
1. Reflects closing share price as of applicable report date.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY 29

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 Core Business 33 Zhuan Zhuan & ZLJ 39 4. Appendices 44 5. Disclaimer 70

Preliminary and Confidential | Subject to Further Review and Revision Source: Company management and public filings. Note : No particular weight was attributed to any single analysis. Note: Based on (i) 149.9 million ADS equivalents outstanding, (ii) the net dilutive impact of an ADS equivalent of 1.1 million outstanding Company stock options outstanding based on the treasury method and (iii) an ADS equivalent of 4.4 million restricted stock units outstanding, per Company management. 1. Refer to page 5 for an overview of components of Core Business and Zhuan Zhuan & ZLJ. 2. Represents terminal revenue multiple for Zhuan Zhuan & ZLJ. Preliminary Financial Analyses Summary Preliminary Implied Per ADS Value Reference Ranges (dollars in actuals) Core Business 1 Zhuan Zhuan & ZLJ 1 Preliminary Selected Companies Analysis CY 2020E Adjusted EBITDA 8.5x – 12.5 x CY 2020E Total Revenues 12.00x – 14.00 x CY 2021E Adjusted EBITDA 6.0x – 10.0 x CY 2021E Total Revenues 5.50x – 7.50 x CY 2022E Adjusted EBITDA 5.0x – 9.0 x CY 2022E Total Revenues 4.00x – 6.00 x Preliminary Discounted Cash Flow Analysis Perpetual Growth Discount Rate: 11.50% – 13.50% Perpetual Growth: 2.00% – 4.00% Terminal Multiple 2 Discount Rate: 25.0% – 35.0% Terminal Multiple: 12.00x – 14.00x $54.11 $48.69 $50.47 $52.33 $71.07 $68.09 $67.92 $65.70 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 31

Preliminary and Confidential | Subject to Further Review and Revision Preliminary Financial Analyses Summary Consolidated Source: Company management and public filings . Note : No particular weight was attributed to any single analysis . 1. Refer to page 34 for Core Business Preliminary Implied Total Equity Value Reference Range. 2. Refer to page 40 for Zhuan Zhuan & ZLJ Preliminary Implied Total Equity Value Reference Range . 3. Based on (i) 149.9 million ADS equivalents outstanding, (ii) the net dilutive impact of an ADS equivalent of 1.1 million outstandin g C ompany stock options outstanding based on the treasury method and (iii) an ADS equivalent of 4.4 million restricted stock units outstanding, per Company management . (dollars and ADS in millions, except per ADS values) Preliminary Implied Per ADS Value Reference Ranges FRC Only Preliminary Preliminary Preliminary Preliminary Selected Companies Selected Companies Selected Companies Discounted Cash Flow Analysis Analysis Analysis Analysis Core Businesses Core Businesses Core Businesses Core Businesses CY 2020E Adjusted EBITDA CY 2021E Adjusted EBITDA CY 2022E Adjusted EBITDA Perpetual Growth Rate Zhuan Zhuan & ZLJ Zhuan Zhuan & ZLJ Zhuan Zhuan & ZLJ Zhuan Zhuan & ZLJ CY 2020E Total Revenues CY 2021E Total Revenues CY 2022E Total Revenues Terminal Revenue Multiple Core Businesses - Prelim. Implied Total Equity Value Reference Range (USD) [1] $7,338.7 -- $9,291.1 $7,129.2 -- $9,594.4 $6,909.5 -- $9,614.5 $7,838.8 -- $9,991.6 Zhuan Zhuan & ZLJ - Prelim. Implied Proport. Total Equity Value Reference Range (USD) [2] $774.9 -- $901.3 $695.8 -- $942.9 $638.3 -- $949.3 $551.5 -- $1,034.7 Consolidated - Preliminary Implied Total Equity Value Reference Range (USD) $8,113.6 -- $10,192.5 $7,825.1 -- $10,537.3 $7,547.8 -- $10,563.7 $8,390.3 -- $11,026.3 ADS Equivalents Outstanding [3] 155.1 -- 155.1 155.0 -- 155.1 155.0 -- 155.1 155.1 -- 155.2 Preliminary Implied Per ADS Reference Range $52.33 -- $65.70 $50.47 -- $67.92 $48.69 -- $68.09 $54.11 -- $71.07 Illustrative Implied Group Consolidated Multiples Core Business - Prelim. Implied Total Enterprise Value Reference Range (RMB) ¥23,543.4 -- ¥34,622.7 ¥22,061.4 -- ¥36,768.9 ¥20,506.3 -- ¥36,911.3 ¥27,083.2 -- ¥39,580.4 Zhuan Zhuan & ZLJ - Prelim. Implied Total Enterprise Value Reference Range (RMB) [4] 11,438.7 -- 13,345.1 10,245.9 -- 13,971.7 9,378.4 -- 14,067.7 8,069.5 -- 15,355.9 Implied Group Consolidated Enterprise Value Reference Range (RMB) ¥34,982.1 -- ¥47,967.8 ¥32,307.3 -- ¥50,740.6 ¥29,884.7 -- ¥50,979.0 ¥35,152.6 -- ¥54,936.3 Illustrative Implied Group Consolidated Multiples Corresponding Amount [5] Adjusted EBITDA LTM (3/31/2020) ¥2,936.7 11.9x -- 16.3x 11.0x -- 17.3x 10.2x -- 17.4x 12.0x -- 18.7x CY 2020E ¥1,869.9 18.7x -- 25.7x 17.3x -- 27.1x 16.0x -- 27.3x 18.8x -- 29.4x CY 2021E ¥3,037.9 11.5x -- 15.8x 10.6x -- 16.7x 9.8x -- 16.8x 11.6x -- 18.1x CY 2022E ¥3,656.2 9.6x -- 13.1x 8.8x -- 13.9x 8.2x -- 13.9x 9.6x -- 15.0x Revenue LTM (3/31/2020) ¥15,108.6 2.32x -- 3.17x 2.14x -- 3.36x 1.98x -- 3.37x 2.33x -- 3.64x CY 2020E ¥16,856.4 2.08x -- 2.85x 1.92x -- 3.01x 1.77x -- 3.02x 2.09x -- 3.26x CY 2021E ¥19,430.2 1.80x -- 2.47x 1.66x -- 2.61x 1.54x -- 2.62x 1.81x -- 2.83x CY 2022E ¥21,458.4 1.63x -- 2.24x 1.51x -- 2.36x 1.39x -- 2.38x 1.64x -- 2.56x 32

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 Core Business 33 Zhuan Zhuan & ZLJ 39 4. Appendices 44 5. Disclaimer 70

Preliminary Financial Analyses Summary

Core Business

Preliminary Implied Per Total Equity Value Reference Ranges – Core Business

(RMB and dollars in millions)

	Preliminary Selected Companies Analysis		Preliminary Selected Companies Analysis		Preliminary Selected Companies Analysis		Preliminary Discounted Cash Flow Analysis	
	CY 2020E Adjusted EBITDA		CY 2021E Adjusted EBITDA		CY 2022E Adjusted EBITDA		Perpetual Growth Rate	
							2.0% –	4.0%
							Discount Rate	
Corresponding Base Amount	¥2,769.8		¥3,676.9		¥4,101.3		11.5% –	13.5%
Selected Multiples Range	8.5x –	12.5x	6.0x –	10.0x	5.0x –	9.0x		
Preliminary Implied Enterprise Value Reference Range (RMB)	¥23,543.4 –	¥34,622.7	¥22,061.4 –	¥36,768.9	¥20,506.3 –	¥36,911.3	¥27,083.2 –	¥39,580.4
Core Business Cash and Cash Equivalents as of 3/31/2020	4,777.4 –	4,777.4	4,777.4 –	4,777.4	4,777.4 –	4,777.4	4,777.4 –	4,777.4
Core Business Short-Term Investments as of 3/31/2020	7,190.4 –	7,190.4	7,190.4 –	7,190.4	7,190.4 –	7,190.4	7,190.4 –	7,190.4
Core Business Long-Term Investments [1]	14,271.9 –	17,001.1	14,271.9 –	17,001.1	14,271.9 –	17,001.1	14,271.9 –	17,001.1
Investment in Uxin Covertible Note [2]	707.7 –	707.7	707.7 –	707.7	707.7 –	707.7	707.7 –	707.7
Investment in Ai Fang Covertible Note [3]	371.0 –	371.0	371.0 –	371.0	371.0 –	371.0	371.0 –	371.0
Investment in Golden Pacer as of 3/31/2020 [4]	150.9 –	150.9	150.9 –	150.9	150.9 –	150.9	150.9 –	150.9
Receivables From 58 Finance as of 3/31/2020 [5]	373.7 –	373.7	373.7 –	373.7	373.7 –	373.7	373.7 –	373.7
Consideration Receivable From Disposal of Guazi as of 3/31/2020 [6]	497.8 –	497.8	497.8 –	497.8	497.8 –	497.8	497.8 –	497.8
CY 2020 (Q2 - Q4) Government Subsidies [7]	105.0 –	105.0	105.0 –	105.0	105.0 –	105.0	105.0 –	105.0
PV of Rental Income from Affiliates [8]	56.6 –	66.5	56.6 –	66.5	56.6 –	66.5	56.6 –	66.5
Preliminary Implied Total Enterprise Value Reference Range (RMB)	¥52,046.0 –	¥65,864.3	¥50,563.9 –	¥68,010.5	¥49,008.8 –	¥68,152.9	¥55,585.7 –	¥70,821.9
Acquisition Consideration Payable as of 3/31/2020 [9]	(107.4) –	(107.4)	(107.4) –	(107.4)	(107.4) –	(107.4)	(107.4) –	(107.4)
Preliminary Implied Total Equity Value Reference Range (RMB)	¥51,938.6 –	¥65,756.9	¥50,456.5 –	¥67,903.2	¥48,901.5 –	¥68,045.6	¥55,478.3 –	¥70,714.6
USD to RMB Exchange Rate as of 6/9/2020	7.1 –	7.1	7.1 –	7.1	7.1 –	7.1	7.1 –	7.1
Preliminary Implied Total Equity Value Reference Range (USD)	**$7,338.7 –**	**$9,291.1**	**$7,129.2 –**	**$9,594.4**	**$6,909.5 –**	**$9,614.5**	**$7,838.8 –**	**$9,991.6**

See following page for footnotes.

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY 34

Preliminary Financial Analyses Summary (cont.)
Core Business

Source: Company management, Capital IQ and public filings.

Note: No particular weight was attributed to any single analysis.

1. *Represents estimated value of the Company's deconsolidated long-term investments based on book value as of 3/31/2020 and recent indications of value from transactions and financing rounds as provided by Company management. Refer to page 46 for additional detail on the components of the Company's long-term investments.*
2. *Represents principal amount of convertible loan to Uxin Limited. Based on conversion price of $3.09 per ADS, the convertible note is out-of-the-money as of 6/9/2020.*
3. *Represents principal amount of convertible loan to Ai Fang in March 2020 which provides the Company the option to convert the loan into a 20% equity interest in Ai Fang. Company management indicated that the principal amount reflects the Company's estimated value of the convertible loan.*
4. *In April 2020, the Company completed a transaction by which it converted its profit participation rights in Golden Pacer to a 40% equity ownership in Golden Pacer. As of 12/31/2019 and 3/31/2020, per Company management, the book value of the profit participation rights was ¥150.9 million, or $21.6 million based on the exchange ratio provided in the Company's Form 20-F.*
5. *Represents amounts to be repaid to the Company as a result of the Company's disposal of its finance services and other finance related business. Primarily comprised of return of original capital contribution plus interest and repayments from borrowers for automobile financing receivables.*
6. *Represents remaining amounts owed to the Company as of 3/31/2020 in relation to the Company's disposal of a portion of its interest in Guazi in 2019.*
7. *Per Company management, represents the gross amount of government subsidies the Company is expected to receive from 3/31/2020 through 12/31/2020. Thereafter, the Company does not expect to receive any additional government subsidies.*
8. *Per Company management, the Company expects to receive ~¥9.0 million annually in rent payments from affiliated parties. Estimated value of the future rent payments calculated as ¥9.0 million (less taxes) into perpetuity discounted at a discount rate of 11.5% - 13.5%.*
9. *Represents consideration payable related to acquisition of Ganji.*

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 35

Selected Historical & Projected Financial Information

Core Business

(RMB in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR
	2017	2018	2019	3/31/2020	2020E	2021E	2022E	2023E	2024E	2025E	2019 to 2025E
Membership	¥3,789.5	¥4,399.1	¥4,470.9	¥4,304.5	¥3,707.1	¥3,758.6	¥3,835.4	¥3,918.2	¥3,984.6	¥4,034.6	-1.7%
Online Marketing Services	5,978.5	8,282.6	10,158.4	9,813.0	10,926.6	12,349.5	13,318.0	14,213.0	14,987.2	15,667.7	7.5%
E-Commerce Services	73.9	72.6	266.8	247.6	148.7	114.3	120.7	127.9	134.3	139.7	-10.2%
Other Services	226.8	147.7	209.9	231.8	1,120.7	1,344.8	1,839.7	2,354.3	2,790.8	3,118.9	56.8%
Total Revenues	**¥10,068.8**	**¥12,902.0**	**¥15,106.1**	**¥14,596.8**	**¥15,903.1**	**¥17,567.3**	**¥19,113.8**	**¥20,613.4**	**¥21,896.9**	**¥22,960.8**	**7.2%**
Growth %	*32.6%*	*28.1%*	*17.1%*		*5.3%*	*10.5%*	*8.8%*	*7.8%*	*6.2%*	*4.9%*	
Cost of Revenues [1]	(778.7)	(1,100.8)	(1,405.8)	(1,396.0)	(1,987.7)	(2,324.5)	(2,879.8)	(3,209.6)	(3,689.6)	(4,125.3)	
Gross Profit	¥9,290.1	¥11,801.2	¥13,700.4	¥13,200.8	¥13,915.5	¥15,242.8	¥16,234.0	¥17,403.9	¥18,207.2	¥18,835.6	
Margin %	*92.3%*	*91.5%*	*90.7%*	*90.4%*	*87.5%*	*86.8%*	*84.9%*	*84.4%*	*83.2%*	*82.0%*	
Sales and Marketing Expenses [1]	(4,649.6)	(5,704.0)	(7,036.1)	(6,780.4)	(8,189.7)	(8,648.6)	(9,082.5)	(9,539.9)	(9,953.2)	(10,319.4)	6.6%
Research and Development Expenses [1]	(1,044.9)	(1,226.2)	(1,518.4)	(1,524.1)	(1,735.5)	(1,984.0)	(2,182.9)	(2,373.5)	(2,544.0)	(2,695.8)	10.0%
General and Administrative Expenses [1]	(606.6)	(534.7)	(564.9)	(577.8)	(612.9)	(631.6)	(645.1)	(654.0)	(661.0)	(666.3)	2.8%
Stock-Based Compensation Expense [2]	(350.6)	(462.9)	(544.7)	(581.9)	(757.0)	(487.7)	(450.0)	(450.0)	(450.0)	(450.0)	
Depreciation [3]	211.2	190.6	176.8	173.0	149.4	186.0	227.8	280.0	338.0	406.8	
Adjusted EBITDA	**¥2,849.6**	**¥4,064.1**	**¥4,213.1**	**¥3,909.6**	**¥2,769.8**	**¥3,676.9**	**¥4,101.3**	**¥4,666.4**	**¥4,937.1**	**¥5,110.8**	**3.3%**
Margin %	*28.3%*	*31.5%*	*27.9%*	*26.8%*	*17.4%*	*20.9%*	*21.5%*	*22.6%*	*22.5%*	*22.3%*	
Growth %		*42.6%*	*3.7%*		*-34.3%*	*32.7%*	*11.5%*	*13.8%*	*5.8%*	*3.5%*	
Depreciation & Amortization [4]	(435.6)	(413.1)	(399.7)	(386.6)	(332.1)	(368.6)	(410.4)	(462.7)	(494.0)	(406.8)	
Adjusted EBIT	**¥2,414.0**	**¥3,651.0**	**¥3,813.5**	**¥3,523.0**	**¥2,437.8**	**¥3,308.3**	**¥3,690.8**	**¥4,203.8**	**¥4,443.1**	**¥4,704.0**	**3.6%**
Margin %	*24.0%*	*28.3%*	*25.2%*	*24.1%*	*15.3%*	*18.8%*	*19.3%*	*20.4%*	*20.3%*	*20.5%*	
Additional Financial Information											
Capital Expenditures [4]	¥121.3	¥183.7	¥116.8	¥120.9	¥176.8	¥217.6	¥253.2	¥295.9	¥334.4	¥378.6	
Net Working Capital [4]	(¥4,014.4)	(¥4,491.0)	(¥3,591.1)	(¥2,757.0)	(¥3,593.0)	(¥3,034.1)	(¥2,391.4)	(¥1,220.0)	¥103.4	¥1,539.1	
Change in Net Working Capital		(¥476.6)	¥899.9		(¥1.9)	¥558.9	¥642.7	¥1,171.5	¥1,323.4	¥1,435.6	

Source: Company management.

1. *Excludes impact of stock-based compensation expense and amortization of intangible assets.*
2. *Stock-based compensation expense includes stock-based compensation that is cash settled. Company management did not provide a bifurcation of stock-based compensation between the Core Business and Zhuan Zhuan & ZLJ. As such, the group consolidated stock-based compensation is included for the Core Business at the direction of Company management and historical stock-based compensation is on a group consolidated basis for consistency purposes.*
3. *The projections provided by Company management exclude the impact of amortization from all operating expenses. As such, only depreciation is added back to calculate Adjusted EBITDA.*
4. *Company management did not provide a bifurcation of the projected balance sheet or cash flow statement between the Core Business and Zhuan Zhuan & ZLJ. As such, the group consolidated depreciation & amortization, net working capital and capital expenditures are included for the Core Business at the direction of Company management and historical depreciation & amortization, net working capital and capital expenditures are on a group consolidated basis for consistency purposes.*

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 36

Preliminary Selected Companies Analysis

Core Business

The selection of the Selected Companies gives consideration to size, growth, profitability, geographic areas of focus, and services offered, amongst other factors. Additionally, the selection gives consideration to certain market competitive dynamics. The China internet landscape is comprised of companies that primarily operate within China and have limited operations outside of China, and conversely few non-Chinese internet companies that widely operate in China. Further, Chinese internet companies mainly compete for screen time share with other Chinese internet companies, rather than with other companies in the same business line but operating in non-China markets. Lastly, in China many of the Company's competitors are backed by well-capitalized companies that can drive user traffic to their platforms of choice.

(dollars in millions, except per share / ADS values)

	Exchange	Country	Share Price [2]	Equity Market Value [2,3]	Enterprise Value [2,3]	Enterprise Value [1] to Adjusted EBITDA CY 2020E [4]	CY 2021E [4]	CY 2022E [4]
US-Listed Chinese Internet								
51job, Inc.	NasdaqGS	China	$69.08	$4,874.4	$3,321.3	18.0x	16.3x	14.6x
Autohome Inc.	NYSE	China	$87.62	10,558.8	8,747.6	17.2x	14.7x	12.9x
Baidu, Inc.	NasdaqGS	China	$115.83	41,567.5	31,676.0	11.4x	8.3x	7.2x
SINA Corporation	NasdaqGS	China	$34.35	2,318.4	2,865.7	6.8x	5.4x	4.5x
Vipshop Holdings Limited	NYSE	China	$17.44	11,938.5	11,002.6	10.1x	8.3x	6.9x
Weibo Corporation	NasdaqGS	China	$33.10	7,616.7	6,952.3	13.2x	10.5x	9.4x
Low						6.8x	5.4x	4.5x
High						18.0x	16.3x	14.6x
Median						12.3x	9.4x	8.3x
Mean						12.8x	10.6x	9.2x
58.com Inc. (Current as of 6/9/2020)			$50.48	$7,839.1	$5,362.6	12.9x	9.1x	7.9x
58.com Inc. (Unaffected as of 4/1/2020)			$46.70	$7,203.8	$4,813.3	11.6x	8.2x	7.1x

Source: Bloomberg, Public filings and Capital IQ.
Note: No company used in this analysis for comparative purposes is identical to the Company.
1. *Enterprise value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
2. *Based on closing prices as of 6/9/2020.*
3. *Based on diluted shares.*
4. *Multiples based on forward looking financial information may have been calendarized to the Company's fiscal year end of December 31st.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 37

Preliminary and Confidential | Subject to Further Review and Revision Source: Company management. Note: Present values as of 6/9/2020; mid - year convention applied. 1. Represents estimated financial results for the 9 months ending 12/31/2020. 2. Excludes impact of stock - based compensation expense and amortization of intangible assets. 3. Stock - based compensation expense includes stock - based compensation that is cash settled. Company management did not provide a bi furcation of stock - based compensation between the Core Business and Zhuan Zhuan & ZLJ. As such, the group consolidated stock - based compensation is included for the Core Business at th e direction of Company management. 4. The projections provided by Company management exclude the impact of amortization from all operating expenses. As such, only dep reciation is added back to calculate Adjusted EBITDA. 5. Company management did not provide a bifurcation of the projected balance sheet or cash flow statement between the Core Busin ess and Zhuan Zhuan & ZLJ. As such, the group consolidated depreciation & amortization, net working capital and capital expenditures are included for the Core Business at the direction of Company management. 6. Tax rate at 15.0%, per Company management. 7. Terminal period change in net working capital equals change in net working capital in 2025 excluding the impact from change i n c ustomer advances. Per Company management, the customer advances balance decreases in each year from 2022 - 2025 by ~ ¥ 900 million, on average, to an estimated balance of ¥ 83 million at 12/31/2025. 8. Implied from corresponding discount rate and perpetual growth rate applied to 2025 unlevered free cash flow. Preliminary Discounted Cash Flow Analysis Core Business ( RMB in millions) Projected Fiscal Year Ending December 31, Terminal Value 2020E [1] 2021E 2022E 2023E 2024E 2025E Assumptions Implied 2025E Adjusted EBITDA Total Revenues ¥13,440.0 ¥17,567.3 ¥19,113.8 ¥20,613.4 ¥21,896.9 ¥22,960.8 ¥22,960.8 Discount Rate Terminal Multiple [8] Growth % 5.3% 10.5% 8.8% 7.8% 6.2% 4.9% 2.00% 3.00% 4.00% 11.50% 8.1x 9.2x 10.5x Cost of Revenues [2] (1,751.0) (2,324.5) (2,879.8) (3,209.6) (3,689.6) (4,125.3) (4,125.3) 12.00% 7.7x 8.7x 9.8x Sales and Marketing Expenses [2] (6,852.2) (8,648.6) (9,082.5) (9,539.9) (9,953.2) (10,319.4) (10,319.4) 12.50% 7.4x 8.2x 9.3x Research and Development Expenses [2] (1,363.4) (1,984.0) (2,182.9) (2,373.5) (2,544.0) (2,695.8) (2,695.8) 13.00% 7.1x 7.8x 8.8x General and Administrative Expenses [2] (495.8) (631.6) (645.1) (654.0) (661.0) (666.3) (638.2) 13.50% 6.8x 7.5x 8.3x Stock-Based Compensation Expense [3] (586.5) (487.7) (450.0) (450.0) (450.0) (450.0) (450.0) Depreciation [4] 107.4 186.0 227.8 280.0 338.0 406.8 378.6 Adjusted EBITDA ¥2,498.4 ¥3,676.9 ¥4,101.3 ¥4,666.4 ¥4,937.1 ¥5,110.8 ¥5,110.8 Margin % 18.6% 20.9% 21.5% 22.6% 22.5% 22.3% 22.3% Depreciation & Amortization [5] (244.4) (368.6) (410.4) (462.7) (494.0) (406.8) (378.6) PV of Terminal Value Adjusted EBIT ¥2,254.0 ¥3,308.3 ¥3,690.8 ¥4,203.8 ¥4,443.1 ¥4,704.0 ¥4,732.2 Discount Rate as a % of Enterprise Value Taxes [6] (338.1) (496.2) (553.6) (630.6) (666.5) (705.6) (709.8) 2.00% 3.00% 4.00% Unlevered Earnings ¥1,915.9 ¥2,812.0 ¥3,137.2 ¥3,573.2 ¥3,776.7 ¥3,998.4 ¥4,022.4 11.50% 68.6% 71.2% 73.8% Depreciation & Amortization [5] 244.4 368.6 410.4 462.7 494.0 406.8 378.6 12.00% 67.2% 69.7% 72.3% Capital Expenditures [5] (151.4) (217.6) (253.2) (295.9) (334.4) (378.6) (378.6) 12.50% 65.8% 68.2% 70.8% Change in Net Working Capital [5] [7] 836.0 (558.9) (642.7) (1,171.5) (1,323.4) (1,435.6) (365.6) 13.00% 64.4% 66.8% 69.3% Unlevered Free Cash Flows ¥2,844.9 ¥2,404.2 ¥2,651.8 ¥2,568.5 ¥2,612.9 ¥2,591.0 ¥3,656.7 13.50% 63.1% 65.4% 67.8% DCF Assumptions Present Value PV of Terminal Value Based of Cash Flows on Perpetual Growth Rate for Implied Enterprise Value Discount Rate (2020 - 2025) 2025 Unlevered Free Cash Flow 2.00% 3.00% 4.00% 2.00% 3.00% 4.00% 11.50% ¥10,353.7 ¥22,629.9 ¥25,540.2 ¥29,226.6 ¥32,983.7 ¥35,894.0 ¥39,580.4 12.00% ¥10,262.2 ¥21,017.0 ¥23,581.2 ¥26,786.4 ¥31,279.2 ¥33,843.4 ¥37,048.6 Gordon Growth Check 12.50% ¥10,172.3 + ¥19,570.0 ¥21,842.0 ¥24,648.7 = ¥29,742.3 ¥32,014.4 ¥34,821.0 13.00% ¥10,084.2 ¥18,265.8 ¥20,289.4 ¥22,762.6 ¥28,350.0 ¥30,373.5 ¥32,846.8 13.50% ¥9,997.7 ¥17,085.5 ¥18,896.2 ¥21,088.0 ¥27,083.2 ¥28,893.8 ¥31,085.7 38

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 Core Business 33 Zhuan Zhuan & ZLJ 39 4. Appendices 44 5. Disclaimer 70

Preliminary Financial Analyses Summary

Zhuan Zhuan & ZLJ

Preliminary Implied Proportionate Total Equity Value Reference Ranges – Zhuan Zhuan & ZLJ

(RMB and dollars in millions)

	Preliminary Selected Companies Analysis			Preliminary Selected Companies Analysis			Preliminary Selected Companies Analysis			Preliminary Discounted Cash Flow Analysis		
	CY 2020E Total Revenues			CY 2021E Total Revenues			CY 2022E Total Revenues			Terminal Revenue Multiple 12.00x – 14.00x Discount Rate		
Corresponding Base Amount	¥953.2			¥1,862.9			¥2,344.6			25.0%	–	35.0%
Selected Multiples Range	12.00x	–	14.00x	5.50x	–	7.50x	4.00x	–	6.00x			
Preliminary Implied Enterprise Value Reference Range (RMB)	¥11,438.7	–	¥13,345.1	¥10,245.9	–	¥13,971.7	¥9,378.4	–	¥14,067.7	¥8,069.5	–	¥15,355.9
Zhuan Zhuan Cash and Cash Equivalents as of 3/31/2020	579.5	–	579.5	579.5	–	579.5	579.5	–	579.5	579.5	–	579.5
ZLJ Cash and Cash Equivalents as of 3/31/2020	35.8	–	35.8	35.8	–	35.8	35.8	–	35.8	35.8	–	35.8
Zhuan Zhuan Long-Term Investments as of 3/31/2020	18.8	–	18.8	18.8	–	18.8	18.8	–	18.8	18.8	–	18.8
Preliminary Implied Total Enterprise Value Reference Range (RMB)	¥12,072.8	–	¥13,979.2	¥10,880.0	–	¥14,605.8	¥10,012.5	–	¥14,701.7	¥8,703.5	–	¥15,990.0
ZLJ Debt as of 3/31/2020	(16.4)	–	(16.4)	(16.4)	–	(16.4)	(16.4)	–	(16.4)	(16.4)	–	(16.4)
Zhuan Zhuan Noncontrolling Interest as of 3/31/2020 [1]	(12.0)	–	(12.0)	(12.0)	–	(12.0)	(12.0)	–	(12.0)	(12.0)	–	(12.0)
Cash Consideration for ZLJ [2]	(360.0)	–	(360.0)	(360.0)	–	(360.0)	(360.0)	–	(360.0)	(360.0)	–	(360.0)
Preliminary Implied Total Equity Value Reference Range (RMB)	¥11,684.4	–	¥13,590.8	¥10,491.6	–	¥14,217.4	¥9,624.1	–	¥14,313.4	¥8,315.1	–	¥15,601.6
USD to RMB Exchange Rate as of 6/9/2020	7.1	–	7.1	7.1	–	7.1	7.1	–	7.1	7.1	–	7.1
Preliminary Implied Total Equity Value Reference Range (USD)	$1,650.9	–	$1,920.3	$1,482.4	–	$2,008.8	$1,359.8	–	$2,022.4	$1,174.9	–	$2,204.4
58.com Ownership % in Zhuan Zhuan & ZLJ [3]	46.9%	–	46.9%	46.9%	–	46.9%	46.9%	–	46.9%	46.9%	–	46.9%
Preliminary Implied Proportionate Total Equity Value Reference Range (USD)	**$774.9**	–	**$901.3**	**$695.8**	–	**$942.9**	**$638.3**	–	**$949.3**	**$551.5**	–	**$1,034.7**

Source: Company management, Capital IQ and public filings.
Note: No particular weight was attributed to any single analysis.
1. Represents book value as of 3/31/2020 of noncontrolling interest in majority owned joint venture of Zhuan Zhuan.
2. Represents cash component of ZLJ acquisition that is expected to close in Q2 2020, per Company management.
3. Represents the Company's ownership % in Zhuan Zhuan & ZLJ pro forma for the ZLJ acquisition, per Company management.

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 40

Selected Historical & Projected Financial Information

Zhuan Zhuan & ZLJ

(RMB in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR
	2017	2018	2019	3/31/2020	2020E	2021E	2022E	2023E	2024E	2025E	2020E to 2025E
Total Revenues	¥0.0	¥235.9	¥470.4	¥511.8	¥953.2	¥1,862.9	¥2,344.6	¥2,831.7	¥3,411.9	¥4,092.3	33.8%
Growth %		*NMF*	*99.4%*		*102.6%*	*95.4%*	*25.9%*	*20.8%*	*20.5%*	*19.9%*	
Cost of Revenues	(143.5)	(330.7)	(384.9)	(405.7)	(632.2)	(1,058.8)	(1,217.4)	(1,401.9)	(1,571.0)	(1,796.6)	
Gross Profit	(¥143.5)	(¥94.8)	¥85.5	¥106.1	¥321.0	¥804.1	¥1,127.2	¥1,429.7	¥1,840.9	¥2,295.7	
Margin %	*NMF*	*-40.2%*	*18.2%*	*20.7%*	*33.7%*	*43.2%*	*48.1%*	*50.5%*	*54.0%*	*56.1%*	
Sales and Marketing Expenses	(316.6)	(892.6)	(731.7)	(770.5)	(912.3)	(1,064.5)	(1,142.5)	(1,154.3)	(1,172.7)	(1,194.4)	
Research and Development Expenses	(150.8)	(247.2)	(280.5)	(271.9)	(259.2)	(315.7)	(361.1)	(397.2)	(436.9)	(480.6)	
General and Administrative Expenses	(8.1)	(30.9)	(36.2)	(36.6)	(49.5)	(62.9)	(68.7)	(74.2)	(80.1)	(86.5)	
Adjusted EBITDA	(¥619.1)	(¥1,265.5)	(¥962.9)	(¥972.9)	(¥899.9)	(¥639.0)	(¥445.0)	(¥195.9)	¥151.2	¥534.2	NMF
Margin %	*NMF*	*-536.5%*	*-204.7%*	*-190.1%*	*-94.4%*	*-34.3%*	*-19.0%*	*-6.9%*	*4.4%*	*13.1%*	
Growth %		*NMF*	*NMF*		*NMF*	*NMF*	*NMF*	*NMF*	*NMF*	*253.3%*	

Source: Company management.
Note: Company management did not provide a bifurcation of the certain income statement items, the projected balance sheet and cash flow statement between the Core Business and Zhuan Zhuan & ZLJ. At the direction of Company management, 100% of group consolidated historical and projected stock-based compensation expense, depreciation & amortization, net working capital and capital expenditures are included for the Core Business. As such, the Zhuan Zhuan & ZLJ historical and projected amounts for the corresponding metrics are, per Company management, not material and not included.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 41

Preliminary and Confidential | Subject to Further Review and Revision Preliminary Selected Companies Analysis Zhuan Zhuan & ZLJ Source: Bloomberg, Public filings and Capital IQ. Note: No company used in this analysis for comparative purposes is identical to the Company. 1. Enterprise value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalent s. 2. Based on closing prices as of 6/9/2020. 3. Based on diluted shares . 4. Multiples based on forward looking financial information may have been calendarized to the Company’s fiscal year end of Decem ber 31 st . (dollars in millions, except per share / ADS values) 42 Share Equity Market Enterprise Enterprise Value [1] to Revenue Accepted Range Exchange Country Price [2] Value [2,3] Value [2,3] CY 2020E [4] CY 2021E [4] CY 2022E [4] Mercari, Inc. TSE Japan $29.01 $4,809.1 $4,008.2 5.25x 4.24x 3.42x US-Listed Chinese Internet 51job, Inc. NasdaqGS China $69.08 $4,874.4 $3,321.3 6.13x 5.46x 4.92x Autohome Inc. NYSE China $87.62 10,558.8 8,747.6 7.20x 6.40x 5.59x Baidu, Inc. NasdaqGS China $115.83 41,567.5 31,676.0 2.04x 1.78x 1.61x SINA Corporation NasdaqGS China $34.35 2,318.4 2,865.7 1.35x 1.22x 1.13x Vipshop Holdings Limited NYSE China $17.44 11,938.5 11,002.6 0.83x 0.73x 0.66x Weibo Corporation NasdaqGS China $33.10 7,616.7 6,952.3 4.18x 3.72x 3.38x All Selected Companies Low 0.83x 0.73x 0.66x High 7.20x 6.40x 5.59x Median 4.18x 3.72x 3.38x Mean 3.85x 3.37x 2.96x 58.com Inc. (Current as of 6/9/2020) $50.48 $7,839.1 $5,362.6 2.41x 2.02x 1.80x 58.com Inc. (Unaffected as of 4/1/2020) $46.70 $7,203.8 $4,813.3 2.17x 1.82x 1.62x

Preliminary Discounted Cash Flow Analysis

Zhuan Zhuan & ZLJ

(RMB in millions)

	Projected Fiscal Year Ending December 31,					
	2020E [1]	2021E	2022E	2023E	2024E	2025E
Total Revenues	**¥856.0**	**¥1,862.9**	**¥2,344.6**	**¥2,831.7**	**¥3,411.9**	**¥4,092.3**
Growth %	*102.6%*	*95.4%*	*25.9%*	*20.8%*	*20.5%*	*19.9%*
Cost of Revenues	(562.8)	(1,058.8)	(1,217.4)	(1,401.9)	(1,571.0)	(1,796.6)
Sales and Marketing Expenses	(745.1)	(1,064.5)	(1,142.5)	(1,154.3)	(1,172.7)	(1,194.4)
Research and Development Expenses	(203.2)	(315.7)	(361.1)	(397.2)	(436.9)	(480.6)
General and Administrative Expenses	(41.9)	(62.9)	(68.7)	(74.2)	(80.1)	(86.5)
Adjusted EBITDA	**(¥697.0)**	**(¥639.0)**	**(¥445.0)**	**(¥195.9)**	**¥151.2**	**¥534.2**
Margin %	*-81.4%*	*-34.3%*	*-19.0%*	*-6.9%*	*4.4%*	*13.1%*
Taxes [2]	0.0	0.0	0.0	0.0	0.0	0.0
Unlevered Free Cash Flows	**(¥697.0)**	**(¥639.0)**	**(¥445.0)**	**(¥195.9)**	**¥151.2**	**¥534.2**

Discount Rate	PV of Terminal Value as a % of Enterprise Value 12.00x	13.00x	14.00x
25.00%	109.3%	108.5%	107.9%
27.50%	110.4%	109.6%	108.8%
30.00%	111.7%	110.7%	109.9%
32.50%	113.1%	112.0%	111.0%
35.00%	114.7%	113.4%	112.3%

Discount Rate	Present Value of Cash Flows (2020 - 2025)		PV of Terminal Value as a Multiple of 2025 Total Revenues 12.00x	13.00x	14.00x		Implied Enterprise Value 12.00x	13.00x	14.00x
25.00%	(¥1,206.1)		¥14,196.0	¥15,379.0	¥16,562.0		¥12,989.9	¥14,172.9	¥15,355.9
27.50%	(¥1,201.9)		¥12,715.6	¥13,775.2	¥14,834.8		¥11,513.7	¥12,573.3	¥13,632.9
30.00%	(¥1,196.6)	+	¥11,413.9	¥12,365.0	¥13,316.2	=	¥10,217.3	¥11,168.4	¥12,119.6
32.50%	(¥1,190.4)		¥10,266.5	¥11,122.1	¥11,977.6		¥9,076.2	¥9,931.7	¥10,787.3
35.00%	(¥1,183.4)		¥9,252.8	¥10,023.9	¥10,795.0		¥8,069.5	¥8,840.5	¥9,611.6

Source: Company management, public filings.
Note: Present values as of 6/9/2020, mid-year convention applied.
Note: Company management did not provide a bifurcation of the certain income statement items, the projected balance sheet and cash flow statement between the Core Business and Zhuan Zhuan & ZLJ. At the direction of Company management, 100% of group consolidated historical and projected stock-based compensation expense, depreciation & amortization, net working capital and capital expenditures are included for the Core Business. As such, the Zhuan Zhuan & ZLJ historical and projected amounts for the corresponding metrics are, per Company management, not material and not included.
1. *Represents estimated financial results for the 9 months ending 12/31/2020.*
2. *Per Company management and public filings, Zhuan Zhuan has ~¥2 billion of net operating loss carryforwards as of 12/31/2019 that expire by the end of 2025. As such, Company management does not expect Zhuan Zhuan to pay any taxes during the discrete forecast period and has indicated that all of its existing carryforwards will expire if unutilized by 12/31/2025.*

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 43

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 Recent Transactions & Implied Valuations of Selected LT Investments 45 Additional US - Listed Chinese Internet Companies Information 51 Additional Classifieds Companies Information - Illustrative Only 59 Glossary 68 5. Disclaimer 70

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 Recent Transactions & Implied Valuations of Selected LT Investments 45 Additional US - Listed Chinese Internet Companies Information 51 Additional Classifieds Companies Information - Illustrative Only 59 Glossary 68 5. Disclaimer 70

Summary of Long-Term Investments

(RMB in millions)

	Book Value as of 3/31/2020	Implied by Recent Value Indications [1]	Selected Value Range for HL Analyses – Low	Selected Value Range for HL Analyses – High	Recent Valuation Indications
Che Hao Duo (Guazi)	¥1,897.9	¥4,246.4	¥1,897.9	¥4,246.4	• Refer to following pages for description of Guazi's recent valuation indication & selected value range
58 Daojia	¥2,585.7	¥5,382.5	¥5,382.5	¥5,382.5	• Refer to following pages for description of 58 Daojia valuation indication from its most recent financing round
58 Freight	¥70.9	¥3,197.3	¥2,816.6	¥3,197.3	• Refer to following pages for description of 58 Freight's recent valuation indication & selected value range
5i5j (SZSE:000560)	¥641.6	¥670.8	¥670.8	¥670.8	• Closing share price of 5I5J on 6/9/2020 was ¥3.44 per share • MV of investment is ¥670.8 million based on 6/9/2020 closing price and 195.0 million shares held by 58.com
					Description of Investment
Tujia	¥282.4	NA	¥282.4	¥282.4	• Invested in ordinary shares and series D preference shares of Tujia.com International in 2016. Initially measured at investment amount of ¥276.5 million ($39.9 million) • For year ended 12/31/2019, the Company did not identify any observable price change in this investment
Investee A	¥308.5	NA	¥308.5	¥308.5	• In 2017, acquired shares for cash consideration of ¥284.5 million ($43.5 million) in Investee A
Investee B	¥251.5	NA	¥251.5	¥251.5	• In 2018, invested ¥300 million and Company has not identified any observble price change in this investment • Company impaired this investment by ¥48.5 million in Q1 2020
Investee C	¥238.9	NA	¥238.9	¥238.9	
Investee D	¥141.7	NA	¥141.7	¥141.7	
Investee E	¥150.0	NA	¥150.0	¥150.0	• In 2019, invested ¥150 million and Company has not identified any observble price change in this investment
Investee F	¥707.0	NA	¥707.0	¥707.0	• In 2019, invested ¥700 million and has increased book value for its share of Investee F's earnings
Investee G	¥339.5	NA	¥339.5	¥339.5	• In 2017, invested ¥99 million • In 2019, invested ¥198 million • Investment in Investee G book value has increased for the Company's share of Investee G's earnings
Sweetome	¥243.3	NA	¥243.3	¥243.3	• Sweetome is mainly engaged in providing short-term leasing services and homestay hotels services • In 2017, invested ¥10 million for preference shares (¥2.0mm) and ordinary shares (¥8.0mm) • In 2019, (i) agreed to pay ¥160.0 million cash for preference shares and (ii) agreed to provide business resources valued at ¥94.9 million over a four-year period for ordinary shares
Ai Fang	¥242.8	NA	¥242.8	¥242.8	• In 2019, invested ¥153 million for 30% of interests in Shanghai Gengying Information Technology Co., Ltd. ("Ai Fang"), which is a real estate business • In Q1 2020, invested an additional ¥139 million for an additional 15% of Ai Fang • Book value of investment has decreased for the Company's share of Ai Fang's losses
Other Investment [2]	¥617.2	NA	¥617.2	¥617.2	
Total LT Investments	**¥7,978.2**		**¥14,290.7**	**¥17,019.9**	
Zhuan Zhuan Investments	(¥18.8)		(¥18.8)	(¥18.8)	
Core LT Investments	**¥7,959.4**		**¥14,271.9**	**¥17,001.1**	

Source: public filings, Company management.

1. *For Che Hao Duo and 58 Home, based on indications provided by Company management and converted to USD utilizing exchange rate as of 6/9/2020; 5i5j based on public trading prices in RMB as of 6/9/2020.*
2. *Consists of other investments that are classified as measurement alternative investments, equity method investments and fair value method investments as of 12/31/2019 per public filings.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY 46

Summary of Recent Disposal of Portion of Che Hao Duo (Guazi)

Summary of Recent Disposal of Portion of Guazi, Corresponding Implied Valuation and Other Considerations

Che Hao Duo (Guazi)
(8.0% owned by 58.com)

- The selected value of the Company's interest in Guazi is **~¥1.9 billion to ~¥4.2 billion** based on the following considerations
  - In September 2019, the Company sold a portion of its ownership (~10% of Guazi) to a third-party investor for a total price of ~¥4,760.5 million. As of September 2019, the implied value of the remaining 8% stake held by the Company in Guazi would be $0.6 billion (~¥4.2 billion[1]), per Company management
  - The book value of Guazi as of 12/31/2019 was ~¥1.9 billion (~$267 million[1]) and Company management has stated that it intends to impair the book value of the investment as it believes fair market value is less than the investment's current carrying value on the balance sheet. The Company is still in discussions with its auditor regarding this impairment and has not yet reached a conclusion on the amount of a potential impairment or if they will be able to impair the asset
  - Company management further indicated that its estimate of the current market value of Guazi is $200 million - $300 million (¥1.4 billion[1] - ¥2.1 billion[1])
  - Guazi is in the used car business with significant exposure to the financing side of the auto business and Company management has indicated that the online used cars marketplace has been significantly impacted by COVID-19 and industry competitive factors
    - Per Company management, Uxin Limited is similar to Guazi due to its operations in China and level of exposure to auto financing

Total Share/ADS Price Return Since Approximate Date of Guazi Disposal for Similar Public Companies

(RMB and shares/ADS in millions, dollars in actuals)	September 2019 Average Closing Share/ADS Price	Closing Share/ADS Price on 6/9/2020	Total Share/ADS Price Return Since September 2019
Uxin Limited	$2.93	$1.68	(42.7%)
Selected Automobile Classifieds			
Auto Trader Group plc	$6.39	$6.88	7.7%
Autohome Inc.	$91.89	$87.62	(4.6%)
CarGurus, Inc.	$32.95	$25.61	(22.3%)
Cars.com Inc.	$9.52	$7.91	(16.9%)
carsales.com Ltd	$10.74	$11.65	8.4%
MSCI World Index	$2,182.69	$2,275.28	4.2%
S&P 500 Index	$2,979.20	$3,207.18	7.7%

Source: Company management, public filings, Capital IQ.
Note: Per Company management, the various classes of equity in Guazi are economically similar.
1. Based on RMB to USD exchange rate as of 6/9/2020 per Capital IQ.
2. Per Company management.

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY 47

Summary of 58 Daojia Recent Financing

Summary of Recent 58 Home Financing and Corresponding Implied Valuation

58 Daojia February 2020 Financing

(81.9% owned by 58 Home)

(56.3% effective ownership by 58.com)

- In 2019 and 2020, 58 Daojia completed a series of equity financings from outside investors with the latest round of financing closing on February 14, 2020
- In the most recent financing signed in December 2019 and closed in February 2020 ("February 2020 Financing"), 58 Daojia issued ~39.3 million Series B Preferred shares, representing 7.4% of the pro forma outstanding shares, to new investors for a total investment of ~$100 million (~¥708 million[1])
- The implied post money equity value of 58 Daojia based on the February 2020 Financing is ~¥9.6 billion or ~$1,350 million
- The implied value of the Company's interest in 58 Daojia, based on the Company's 68.8% interest in 58 Home which owns 81.9% of 58 Daojia per Company management, is **~¥5.4 billion or ~$760 million**

(dollars, RMB and shares in millions)

Implied Proportionate Equity Value of 58 Daojia

		RMB [1]	USD [1]
	Shares Issued in February 2020 Financing [2]	39.3	39.3
	Per Share Price in February 2020 Financing [2]	¥18.03	$2.55
A	Total Investment Amount	¥707.7	$100.0
	Shares Issued in February 2020 Financing [2]	39.3	39.3
	Pro Forma Total Shares Outstanding in 58 Daojia [2]	530.0	530.0
B	*Investors Pro Forma Ownership %*	*7.4%*	*7.4%*
A / B	Implied Post Money Equity Value of 58 Daojia	¥9,554.3	$1,350.0
	58.com Current Ownership in 58 Daojia	56.3%	56.3%
	Implied Proportionate Equity Value of 58 Daojia	**¥5,382.5**	**$760.5**

58 Home Interest in 58 Daojia [2]	81.9%
58.com Interest in 58 Home [2]	68.8%
58.com Effective Interest in 58 Daojia	**56.3%**

Source: Company management, public filings, Capital IQ.
Note: Per Company management, the various classes of equity in each of 58 Home, 58 Daojia and 58 Freight are economically similar.
Note: Share counts and ownership percentages shown above exclude ESOP shares per Company management.
1. Based on RMB to USD exchange rate as of 6/9/2020 per Capital IQ.
2. Per Company management.

Preliminary and Confidential | Subject to Further Review and Revision

HOULIHAN LOKEY | 48

Summary of 58 Freight Recent Financing

Summary of Recent 58 Home Financing and Corresponding Implied Valuation

58 Freight July 2018 Financing

(56.4% owned by 58 Home)

(38.8% effective ownership by 58.com)

- In July 2018, 58 Freight completed its Series B financing round, issuing 88.2 million Series B Preferred shares, representing 13.8% of the pro forma outstanding shares, for a total investment of ~$160.4 million (~¥1.1 billion1)
- The implied post money equity value of 58 Freight based on the July 2018 financing is ~¥8.3 billion or ~$1,165 million
- The implied value of the Company's interest in 58 Freight, based on the Company's 68.8% interest in 58 Home which owns 56.4% of 58 Freight per Company management, is **~¥3.2 billion or ~$452 million**
- 58 Freight's cash balance has decreased from ~¥1,220 million pro forma for the July 2018 financing to ~¥238 million as of 12/31/2019, representing a decrease of ~¥982 million
- Adjusting the implied value of the Company's interest in 58 Freight by the proportionate decrease in cash since the July 2018 financing results in an adjusted implied value of **~¥2.8 billion or ~$398 million**
- Per Company management, the cargo, freight logistics and delivery services market is low volume by nature and, in order to effectively compete, 58 Freight will have to lower prices which has and is expected to continue to burn significant levels of cash
- Furthermore, 58 Freight is experiencing increased competition through existing e-commerce and logistics companies as well as smaller competitors that are well capitalized by large strategics and financial sponsors

(dollars, RMB and shares in millions)

Implied Proportionate Equity Value of 58 Freight

		RMB [1]	USD [1]
	Shares Issued in July 2018 Financing [2]	88.2	88.2
	Per Share Price in July 2018 Financing [2]	¥12.87	$1.82
A	Total Investment Amount	¥1,135.5	$160.4
	Shares Issued in July 2018 Financing [2]	88.2	88.2
	Pro Forma Total Shares Outstanding in 58 Freight [2]	640.5	640.5
B	*Investors Pro Forma Ownership %*	*13.8%*	*13.8%*
A / B	Implied Post Money Equity Value of 58 Freight	¥8,244.6	$1,164.9
	58.com Current Ownership in 58 Freight	38.8%	38.8%
C	**Implied Proportionate Equity Value of 58 Freight**	**¥3,197.3**	**$451.8**
	Cash & Cash Equivalents Prior to July 2018 Financing [2]	¥84.0	$11.9
A	Total Investment Amount	1,135.5	160.4
	Pro Forma Cash & Cash Equivalents for July 2018 Financing	¥1,219.5	$172.3
	Less: Cash & Cash Equivalents as of 12/31/2019 [2]	(238.0)	(33.6)
	Total Cash Burn Since July 2018 Financing	¥981.5	$138.7
	58.com Current Ownership in 58 Freight	38.8%	38.8%
D	Proportionate Total Cash Burn Since July 2018 Financing	¥380.6	$53.8
C - D	**Adjusted Implied Proportionate Equity Value of 58 Freight**	**¥2,816.6**	**$398.0**

58 Home Interest in 58 Freight [2]	56.4%
58.com Interest in 58 Home [2]	68.8%
58.com Effective Interest in 58 Freight	**38.8%**

Source: Company management, public filings, Capital IQ.
Note: Per Company management, the various classes of equity in each of 58 Home, 58 Daojia and 58 Freight are economically similar.
Note: Share counts and ownership percentages shown above exclude ESOP shares per Company management.
1. *Based on RMB to USD exchange rate as of 6/9/2020 per Capital IQ.*
2. *Per Company management.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 49

Summary of Recent Zhuan Zhuan & ZLJ Transaction

Summary of Recent Zhuan Zhuan & ZLJ Transaction and Corresponding Implied Valuation

ZLJ Acquisition in May 2020

- In May 2020, Zhuan Zhuan entered into an arm's length, negotiated transaction with a third party to acquire 100% of Shenzhen Wanshifu Technology Co., Ltd., which operates the Zhaoliangji app (ZLJ)
- Per Company management, the headline acquisition price for ZLJ was ¥2.0 billion (~$280.5 million[1]), financed by ¥360 million cash and ~242.0 million shares of Zhuan Zhuan, representing ~14.4% of Zhuan Zhuan's existing shares and ~12.6% of Zhuan Zhuan on a pro forma basis
- The ZLJ transaction implied a pre-money valuation for Zhuan Zhuan of ~$1.6 billion (~¥11.4 billion[1]) on a standalone basis based on the (i) headline acquisition price, (ii) cash consideration component and (iii) number of shares issued to former owners of ZLJ.
  - The implied pre-money valuation for Zhuan Zhuan corroborates the implied value from a financing in 2019 by which 58.com, Tencent and certain new investors contributed an equivalent of $300 million at an implied valuation of $1.6 billion.
- The sum of the headline acquisition price for ZLJ and implied pre-money valuation for Zhuan Zhuan less cash consideration equals an implied value for Zhuan Zhuan & ZLJ of ~¥13.0 billion or ~$1.8 billion
- The implied value of the Company's interest in Zhuan Zhuan & ZLJ after factoring in dilution from 54.6% to 46.9% on a pro forma basis is equal to **~¥6.1 billion or ~$857 million**

(dollars, RMB and shares in millions)

Implied Proportionate Equity Value of Zhuan Zhuan & ZLJ

		RMB [1]	USD [1]
A	Headline Acquisition Price for ZLJ (May 2020) [2]	¥2,000.0	$282.6
	Less: Cash Consideration [2]	(360.0)	(50.9)
B	Implied Value of Zhuan Zhuan Stock Consideration	¥1,640.0	$231.7
	Number of Zhuan Zhuan Shares Issued [2] [3]	242.0	242.0
	Pre-Acquisition Total Number of Shares [2] [3]	1,679.8	1,679.8
C	*% of Zhuan Zhuan Shares Issued*	*14.4%*	*14.4%*
B / C	Implied Pre Money Value of Zhuan Zhuan	¥11,382.0	$1,608.2
A	Headline Acquisition Price for ZLJ (May 2020) [2]	2,000.0	282.6
	Less: Cash Consideration [2]	(360.0)	(50.9)
	Implied Equity Value of Zhuan Zhuan & ZLJ	¥13,022.0	$1,839.9
	58.com Pro Forma Ownership [2]	46.9%	46.9%
	Implied Proportionate Equity Value of Zhuan Zhuan & ZLJ	**¥6,112.2**	**$863.6**

Source: Company management, public filings, Capital IQ.
Note: Per Company management, the various classes of equity in Zhuan Zhuan are economically similar.
1. *Based on RMB to USD exchange rate as of 6/9/2020 per Capital IQ.*
2. *Per Company management.*
3. *For purposes of determining number of shares issued in the ZLJ acquisition and pre-acquisition total Zhuan Zhuan Shares, ESOP shares are included at the direction of Company management.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY 50

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 Recent Transactions & Implied Valuations of Selected LT Investments 45 Additional US - Listed Chinese Internet Companies Information 51 Additional Classifieds Companies Information - Illustrative Only 59 Glossary 68 5. Disclaimer 70

Preliminary and Confidential | Subject to Further Review and Revision $41,568 $11,938 $10,559 $7,617 $7,204 $4,874 $4,809 $2,318 $7,617 $11,955 1 2 3 4 5 6 7 8 Baidu Vipshop Holdings Autohome Weibo 58.Com Consolidated 51job Mercari SINA Selected Benchmarking Data Selected U.S. - Listed Chinese Internet Companies Market Capitalization 1 CY 2018 to CY 2019 Revenue Growth Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. As of 6/9/2020. Figures shown for 58.com Consolidated are based on the unaffected date of 4/1/2020. 2. Based solely on Selected U.S. - Listed Chinese Internet Companies and Mercari, Inc. (dollars in millions) Mean [2] 58.com Median [2] U.S. - Listed Chinese Internet Companies Mercari, Inc. Mean [2] 58.com Median [2] U.S. - Listed Chinese Internet Companies Mercari, Inc. 99.4% 42.8% 18.6% 17.1% 16.4% 10.0% 5.8% 5.0% 2.8% 2.6% 5.8% 12.2% 1 2 3 4 5 6 7 8 9 10 Zhuan Zhuan & ZLJ Mercari 58.com Consolidated 58.com Core Business Autohome Vipshop Holdings 51job Baidu Weibo SINA 52

Preliminary and Confidential | Subject to Further Review and Revision 101.7% 16.1% 12.9% 3.8% 3.7% 3.7% - 2.4% - 19.7% NMF NMF 3.8% 16.7% 1 2 3 4 5 6 7 8 9 10 Vipshop Holdings 58.com Consolidated Autohome SINA 51job 58.com Core Business Weibo Baidu Zhuan Zhuan & ZLJ Mercari 99.0% 27.7% 11.7% 8.2% 7.8% 7.2% 6.8% 4.3% 3.7% 2.8% 6.8% 8.7% 1 2 3 4 5 6 7 8 9 10 Zhuan Zhuan & ZLJ Mercari 58.com Consolidated Baidu 58.com Core Business Autohome Vipshop Holdings SINA 51job Weibo Selected Benchmarking Data Selected U.S. - Listed Chinese Internet Companies CY 2019 to CY 2021E Revenue Growth CY 2018 to CY 2019 Adjusted EBITDA Growth Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. Based solely on Selected U.S. - Listed Chinese Internet Companies and Mercari, Inc. Mean [1] 58.com Median [1] U.S. - Listed Chinese Internet Companies Mercari, Inc. Mean [1] 58.com Median [1] U.S. - Listed Chinese Internet Companies Mercari, Inc. 53

Preliminary and Confidential | Subject to Further Review and Revision Selected Benchmarking Data Selected U.S. - Listed Chinese Internet Companies CY 2019 to CY 2021E Adjusted EBITDA Growth CY 2019 Adjusted EBITDA Margin % Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. Based solely on Selected U.S. - Listed Chinese Internet Companies and Mercari, Inc. Mean [1] 58.com Median [1] U.S. - Listed Chinese Internet Companies Mercari, Inc. Mean [1] 58.com Median [1] U.S. - Listed Chinese Internet Companies Mercari, Inc. 21.6% 11.9% 5.7% 3.1% 2.8% - 1.5% - 3.3% - 6.6% NMF NMF 4.4% 7.3% 1 2 3 4 5 6 7 8 9 10 Vipshop Holdings Autohome 51job Baidu Weibo SINA 58.com Consolidated 58.com Core Business Zhuan Zhuan & ZLJ Mercari 39.8% 33.1% 30.1% 27.9% 24.7% 23.4% 19.4% 6.9% - 37.5% NMF 24.7% 17.2% 1 2 3 4 5 6 7 8 9 10 Autohome Weibo 51job 58.com Core Business Baidu SINA 58.com Consolidated Vipshop Holdings Mercari Zhuan Zhuan & ZLJ 54

Preliminary and Confidential | Subject to Further Review and Revision Selected Benchmarking Data Selected U.S. - Listed Chinese Internet Companies CY 2021E Adjusted EBITDA Margin % C Y 2019 Stock Based Compensation / Adjusted EBITDA Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. Based solely on Selected U.S. - Listed Chinese Internet Companies and Mercari, Inc. Mean [1] 58.com Median [1] U.S. - Listed Chinese Internet Companies Mercari, Inc. Mean [1] 58.com Median [1] U.S. - Listed Chinese Internet Companies Mercari, Inc. 43.4% 35.3% 33.6% 22.9% 21.5% 20.9% 15.6% 8.8% 3.0% - 34.3% 22.9% 24.1% 1 2 3 4 5 6 7 8 9 10 Autohome Weibo 51job SINA Baidu 58.com Core Business 58.com Consolidated Vipshop Holdings Mercari Zhuan Zhuan & ZLJ 22.1% 22.1% 16.8% 12.9% 10.9% 9.8% 9.8% 6.1% NA NA 10.3% 13.5% 1 2 3 4 5 6 7 8 9 10 Baidu SINA 58.Com Consolidated 58.Com Core Business Vipshop Holdings Weibo 51job Autohome Zhuan Zhuan & ZLJ Mercari 55

Preliminary and Confidential | Subject to Further Review and Revision 94.9% 23.6% 14.3% 13.5% 6.1% 4.3% 1.4% 1.1% 6.1% 20.7% 1 2 3 4 5 6 7 8 SINA Baidu 58.Com Weibo Vipshop Holdings 51job Mercari Autohome Selected Benchmarking Data Selected U.S. - Listed Chinese Internet Companies C Y 2019 Long Term Investments / Market Capitalization 1 Sources : Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. As of 6/9/2020. 2. Based solely on Selected U.S. - Listed Chinese Internet Companies and Mercari, Inc. Mean [2] 58.com Median [2] U.S. - Listed Chinese Internet Companies Mercari, Inc. 56

Preliminary and Confidential | Subject to Further Review and Revision Float and Trading Observations US - Listed Chinese Internet Companies Public Float / Shares Outstanding 90 - Day Average Daily Volume / Public Float Source: Capital IQ as of 6/9/2020 . 57 US - Listed Chinese Internet Mercari, Inc. US - Listed Chinese Internet Mercari, Inc. 41.6% 48.1% 78.7% 84.9% 24.0% 84.9% 52.5% 59.3% 52.5% 66.5% 51job, Inc. Autohome Inc. Baidu, Inc. SINA Corporation Weibo Corporation Vipshop Holdings Limited Mercari, Inc. Mean Median 58.com Inc. 0.84% 1.05% 1.90% 1.43% 3.35% 1.67% 2.04% 1.75% 1.67% 0.86% 51job, Inc. Autohome Inc. Baidu, Inc. SINA Corporation Weibo Corporation Vipshop Holdings Limited Mercari, Inc. Mean Median 58.com Inc.

Preliminary and Confidential | Subject to Further Review and Revision Float and Trading Observations (cont.) US - Listed Chinese Internet Companies 90 - Day Average Daily Volume / Shares Outstanding 90 - Day Average Daily Trading Value Source: Capital IQ as of 6/9/2020 . ( d ollars in millions) 58 US - Listed Chinese Internet Mercari, Inc. US - Listed Chinese Internet Mercari, Inc. 0.35% 0.50% 1.49% 1.21% 0.80% 1.05% 1.07% 0.93% 1.05% 0.57% 51job, Inc. Autohome Inc. Baidu, Inc. SINA Corporation Weibo Corporation Vipshop Holdings Limited Mercari, Inc. Mean Median 58.com Inc. $14.8 $45.6 $528.3 $25.8 $63.2 $116.3 $40.1 $119.2 $45.6 $44.6 51job, Inc. Autohome Inc. Baidu, Inc. SINA Corporation Weibo Corporation Vipshop Holdings Limited Mercari, Inc. Mean Median 58.com Inc.

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 Recent Transactions & Implied Valuations of Selected LT Investments 45 Additional US - Listed Chinese Internet Companies Information 51 Additional Classifieds Companies Information - Illustrative Only 59 Glossary 68 5. Disclaimer 70

Illustrative Selected Classifieds Companies Information

(dollars in millions, except per share / ADS values)

	Exchange	Country	Share Price [2]	Equity Market Value [2,3]	Enterprise Value [2,3]	Enterprise Value [1] to Adjusted EBITDA CY 2020E [4]	CY 2021E [4]	CY 2022E [4]
Multiple Classifieds								
Adevinta ASA	OB	Norway	$11.22	$7,684.5	$7,814.0	44.4x	29.5x	23.4x
Info Edge (India) Limited	NSEI	India	$35.83	4,417.9	4,214.2	71.0x	57.7x	*NA*
Median						57.7x	43.6x	23.4x
Mean						57.7x	43.6x	23.4x
Automobile Classifieds								
Auto Trader Group plc	LSE	United Kingdom	$6.88	$6,671.0	$7,046.2	25.5x	21.8x	16.3x
CarGurus, Inc.	NasdaqGS	United States	$25.61	2,985.8	2,830.1	NMF	51.4x	27.6x
Cars.com Inc.	NYSE	United States	$7.91	572.3	1,179.8	9.9x	7.4x	7.2x
carsales.com Ltd	ASX	Australia	$11.65	2,871.4	3,133.5	22.2x	19.8x	17.6x
Median						22.2x	20.8x	16.9x
Mean						19.2x	25.1x	17.2x
Jobs Classifieds								
en-japan inc.	TSE	Japan	$29.89	1,367.4	1,094.3	9.0x	7.8x	7.9x
HeadHunter Group PLC	NasdaqGS	Russia	$22.57	1,128.5	1,173.4	23.1x	16.2x	12.3x
Recruit Holdings Co., Ltd.	TSE	Japan	$36.95	61,025.7	58,836.9	19.3x	16.0x	12.7x
SEEK Limited	ASX	Australia	$14.22	5,180.7	6,309.3	21.4x	18.0x	15.9x
Median						20.3x	16.1x	12.5x
Mean						18.2x	14.5x	12.2x
Real Estate Classifieds								
REA Group Limited	ASX	Australia	$73.94	$9,739.3	$9,843.3	28.4x	23.8x	20.8x
Rightmove plc	LSE	United Kingdom	$7.36	6,449.0	6,441.2	33.8x	23.5x	21.4x
Scout24 AG	XTRA	Germany	$78.41	8,262.6	6,341.9	25.2x	22.1x	20.6x
Median						28.4x	23.5x	20.8x
Mean						29.1x	23.2x	20.9x
All Selected Classifieds Companies								
Low						9.0x	7.4x	7.2x
High						71.0x	57.7x	27.6x
Median						24.1x	21.8x	16.9x
Mean						27.7x	24.2x	17.0x
58.com Inc. (Current as of 6/9/2020)			$50.48	$7,839.1	$5,362.6	12.9x	9.1x	7.9x
58.com Inc. (Unaffected as of 4/1/2020)			$46.70	$7,203.8	$4,813.3	11.6x	8.2x	7.1x

Source: Bloomberg, Public filings and Capital IQ.
Note: No company used for comparative purposes is identical to the Company.
Note: Multiples less than zero and greater than 100x deemed not meaningful.
1. *Enterprise value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
2. *Based on closing prices as of 6/9/2020.*
3. *Based on diluted shares.*
4. *Multiples based on forward looking financial information may have been calendarized to the Company's fiscal year end of December 31st.*

Preliminary and Confidential | Subject to Further Review and Revision
HOULIHAN LOKEY | 60

Preliminary and Confidential | Subject to Further Review and Revision $61,026 $9,739 $8,263 $7,685 $7,204 $6,671 $6,449 $5,181 $4,418 $2,986 $2,871 $1,367 $1,129 $5,181 $9,393 1 2 3 4 5 6 7 8 9 10 11 12 13 Illustrative Selected Benchmarking Data Selected Classifieds Companies Market Capitalization 1 CY 2018 to CY 2019 Revenue Growth Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company . 1 . As of 6/9/2020. Figures shown for 58.com Consolidated are based on the unaffected date of 4/1/2020. 2. Based solely on Selected Classifieds Companies. (dollars in millions) Mean [2] 58.com Median [2] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies Mean [2] 58.com Median [2] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies 99.4% 29.7% 27.3% 18.6% 17.3% 17.1% 14.4% 10.1% 9.9% 9.3% 8.0% 5.3% 1.8% - 0.3% - 1.6% - 8.4% 9.3% 9.5% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 61

Preliminary and Confidential | Subject to Further Review and Revision Illustrative Selected Benchmarking Data Selected Classifieds Companies CY 2019 to CY 2021E Revenue Growth CY 2018 to CY 2019 Adjusted EBITDA Growth Mean [1] 58.com Median [1] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. Based solely on Selected Classifieds Companies. Mean [1] 58.com Median [1] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies 99.0% 13.0% 12.4% 11.7% 11.3% 11.0% 7.8% 7.6% 7.4% 6.4% 6.0% 5.7% 5.3% - 0.4% - 1.4% - 1.9% 6.4% 6.4% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 48.4% 36.5% 23.9% 16.1% 1.8% 7.6% 6.7% 3.7% 2.8% 0.8% 0.4% 0.2% - 0.7% - 1.5% - 27.4% NMF 1.8% 7.6% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 62

Preliminary and Confidential | Subject to Further Review and Revision Illustrative Selected Benchmarking Data Selected Classifieds Companies CY 2019 to CY 2021E Adjusted EBITDA Growth CY 2019 Adjusted EBITDA Margin % Mean [1] 58.com Median [1] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. Based solely on Selected Classifieds Companies. Mean [1] 58.com Median [1] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies 24.9% 17.1% 15.6% 12.4% 13.8% 11.8% 9.9% 10.0% 8.5% 6.7% 0.5% - 0.2% - 1.9% - 3.3% - 6.6% NMF 10.0% 9.9% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 74.6% 71.1% 57.1% 50.5% 49.7% 49.3% 34.4% 27.9% 26.4% 26.0% 25.9% 22.5% 19.4% 14.4% 8.1% NMF 34.4% 39.2% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 63

Preliminary and Confidential | Subject to Further Review and Revision 80.6% 16.8% 12.9% 4.8% 4.2% 4.2% 2.3% 1.9% 0.4% 0.3% NA NA NA NA NA NA 3.2% 12.3% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 Illustrative Selected Benchmarking Data Selected Classifieds Companies CY 2021E Adjusted EBITDA Margin % C Y 2019 Stock Based Compensation / Adjusted EBITDA Mean [1] 58.com Median [1] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies Sources: Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. Based solely on Selected Classifieds Companies. Mean [1] 58.com Median [1] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies 74.9% 70.9% 61.2% 58.2% 50.1% 50.0% 33.5% 29.6% 27.2% 25.5% 24.7% 20.9% 15.6% 15.6% 8.4% - 34.3% 33.5% 40.8% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 64

Preliminary and Confidential | Subject to Further Review and Revision Illustrative Selected Benchmarking Data Selected Classifieds Companies C Y 2019 Long Term Investments / Market Capitalization 1 Sources : Capital IQ, Bloomberg and public filings. Note: No company used for comparative purposes is identical to the Company. 1. As of 6/9/2020. 2. Based solely on Selected Classifieds Companies. Mean [2] 58.com Median [2] Multiple Classifieds Companies Automobile Classifieds Companies Jobs Classifieds Companies Real Estate Classifieds Companies 14.3% 5.3% 5.6% 3.0% 2.8% 2.3% 2.3% 2.2% 1.6% 0.9% 0.2% 0.0% NA NA 2.3% 2.4% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 65

Preliminary and Confidential | Subject to Further Review and Revision Float and Trading Observations Selected Classifieds Companies Public Float / Shares Outstanding 90 - Day Average Daily Volume / Public Float Source: Capital IQ as of 6/9/2020 . Multiple Classifieds Automobile Classifieds Jobs Classifieds Real Estate Classifieds 66 Multiple Classifieds Automobile Classifieds Jobs Classifieds Real Estate Classifieds 34.2% 51.0% 97.2% 65.1% 90.0% 93.0% 69.5% 37.5% 73.3% 93.9% 37.8% 99.0% 78.6% 66.4% 67.3% 66.5% Adevinta ASA Info Edge (India) Limited Auto Trader Group plc CarGurus, Inc. carsales.com Ltd Cars.com Inc. en-japan inc. HeadHunter Group PLC Recruit Holdings Co., Ltd. SEEK Limited REA Group Limited Rightmove plc Scout24 AG Mean Median 58.com Inc. 0.22% 0.75% 0.63% 2.80% 0.62% 3.55% 1.47% 0.62% 0.67% 0.63% 0.80% 0.46% 0.73% 1.12% 0.74% 0.86% Adevinta ASA Info Edge (India) Limited Auto Trader Group plc CarGurus, Inc. carsales.com Ltd Cars.com Inc. en-japan inc. HeadHunter Group PLC Recruit Holdings Co., Ltd. SEEK Limited REA Group Limited Rightmove plc Scout24 AG Mean Median 58.com Inc.

Preliminary and Confidential | Subject to Further Review and Revision Float and Trading Observations (cont.) Selected Classifieds Companies 90 - Day Average Daily Volume / Shares Outstanding 90 - Day Average Daily Trading Value Source: Capital IQ as of 6/9/2020 . ( d ollars in millions) 67 Multiple Classifieds Automobile Classifieds Jobs Classifieds Real Estate Classifieds Multiple Classifieds Automobile Classifieds Jobs Classifieds Real Estate Classifieds 0.08% 0.38% 0.58% 1.82% 0.55% 3.29% 1.02% 0.23% 0.49% 0.59% 0.30% 0.45% 0.58% 0.77% 0.53% 0.57% Adevinta ASA Info Edge (India) Limited Auto Trader Group plc CarGurus, Inc. carsales.com Ltd Cars.com Inc. en-japan inc. HeadHunter Group PLC Recruit Holdings Co., Ltd. SEEK Limited REA Group Limited Rightmove plc Scout24 AG Mean Median 58.com Inc. $4.7 $14.5 $31.5 $44.0 $11.9 $12.1 $10.3 $2.0 $8.3 $22.1 $21.9 $24.9 $40.1 $21.8 $18.4 $44.6 Adevinta ASA Info Edge (India) Limited Auto Trader Group plc CarGurus, Inc. carsales.com Ltd Cars.com Inc. en-japan inc. HeadHunter Group PLC Recruit Holdings Co., Ltd. SEEK Limited REA Group Limited Rightmove plc Scout24 AG Mean Median 58.com Inc.

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 Recent Transactions & Implied Valuations of Selected LT Investments 45 Additional US - Listed Chinese Internet Companies Information 51 Additional Classifieds Companies Information - Illustrative Only 59 Glossary 68 5. Disclaimer 70

Preliminary and Confidential | Subject to Further Review and Revision Glossary of Terms Definition Description Adjusted EBIT Earnings Before Interest and Taxes, adjusted for certain other non - recurring items Adjusted EBITDA Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain other non - recurring items ADS American Depository Shares CAGR Compound Annual Growth Rate CY Calendar Year E Estimated LTM Latest Twelve Months or the Most Recently Completed 12 - Month Period for which Financial Information has been Made Public in the case of the Selected Companies NA Not Available NMF Not Meaningful Figure RMB Chines Yuan (Renminbi) RSU Restricted Stock Unit USD United States Dollar VWAP Volume - Weighted Average Price YTD Year to Date 69

Page 1. Executive Summary 3 2. Selected Public Market Observations 13 3. Preliminary Financial Analyses 30 4. Appendices 44 5. Disclaimer 70

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee (the "Committee") of the Board of Directors (the "Board") of 58.com Inc. (the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

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Disclaimer (cont.)

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